LOAN AND SECURITY AGREEMENT

Dated as of

October 18, 2006

by and between

FIELDPOINT PETROLEUM CORPORATION,

a Colorado corporation,

as the “Borrower”,

CITIBANK, N.A.,
a national banking association

as the “Lender”

Table of Contents

Page No.

ARTICLE I

CERTAIN DEFINITIONS

1

ARTICLE II

LOANS

10

2.1

Revolver Loans

10

2.2

Note

10

2.3

Proceeds of Loans/Expiration of Commitment.

11

2.4

Responsible Officer

11

2.5

Revolving Credit Borrowing Base

11

2.6

Variance from Revolving Credit Borrowing Base

11

2.7

Mandatory Prepayments

11

2.8

Fees.

12

2.9

Interest Rates.

12

2.10

Prepayments

12

2.11

Interest Payments Dates

12

2.12

Payments.

13

2.13

Letters of Credit.

13

2.14

Increased Costs

14

2.15

Capital Adequacy

15

2.16

Breakage Costs

15

ARTICLE III

REVOLVING CREDIT BORROWING BASE

15

3.1

Initial Revolving Credit Borrowing Base

15

3.2

Revolving Credit Borrowing Base Determination.

15

3.3

Revolving Credit Borrowing Base Deficiency

16

3.4

Additional Redeterminations.

17

ARTICLE IV

COLLATERAL

18

4.1

Collateral

18

4.2

Grant of Security Interest

18

4.3

Additional Mortgaged Properties

18

ARTICLE V

CONDITIONS PRECEDENT TO LOANS

18

5.1

Conditions Precedent to Closing and Funding of Commitment

18

5.2

Credit Extensions

20

5.3

Conditions Precedent to All Revolving Credit Loans

20

ARTICLE VI

AFFIRMATIVE COVENANTS

21

6.1

Payment of Taxes and Claims

21

6.2

Maintenance of Existence

21

6.3

Preservation of Property

21

6.4

Insurance

21

6.5

Compliance with Applicable Laws

21

6.6

Environmental Covenants

21

6.7

Environmental Indemnities

22

6.8

Reporting Requirements

23

6.9

Inspection

24

6.10

Maintenance of Employee Benefit Plans

25

6.11

Notice of Claimed Default

25

6.12

Change of Directors/Management

25

6.13

Requested Information

25

6.14

Withholdings

25

6.15

Payment of Indebtedness/Performance of Obligations

25

6.16

Operation of Properties and Equipment.

25

6.17

Hydrocarbon Hedge

26

ARTICLE VII

NEGATIVE COVENANTS

26

7.1

Liens

26

7.2

Debt

27

7.3

Mergers, Consolidations

27

7.4

Leases

27

7.5

Sale and Leaseback

27

7.6

Dividends/Distributions

27

7.7

Sale of Assets

27

7.8

Investments

28

7.9

Guaranties

28

7.10

Transactions with Affiliates

28

7.11

Change of Business

28

7.12

Sale or Discount of Receivables

28

7.13

Other Agreements/Amendments

28

7.14

Prepayment of Indebtedness

28

7.15

Use of Loan Proceeds

29

7.16

Subsidiaries

29

7.17

Fiscal Year; Corporate Changes

29

ARTICLE VIII

FINANCIAL COVENANTS

29

8.1

Current Ratio

29

8.2

Leverage Ratio

29

8.3

Interest Coverage Ratio

29

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

29

9.1

Good Standing, and Due Qualification

30

9.2

Litigation

30

9.3

Conflicting Agreements and Other Matters

30

9.4

Financial Statements/Condition

30

9.5

Title to Properties, Authority

30

9.6

Environment

31

9.7

Purposes

31

9.8

Compliance with Applicable Laws

31

9.9

Possession of Franchises, Licenses

31

9.10

Leases, Easements and Rights-of-Way

31

9.11

Taxes

31

9.12

ERISA

31

9.13

Tax Related Liens

32

9.14

Corporate Authorization

32

9.15

Investment Company Act Representation

32

9.16

Production Sales Contracts

32

9.17

Take or Pay Obligations, Prepayments, BTU Adjustments and Balancing Problem

32

9.18

Gas Purchase Obligations in Excess of Gas Sales Rights

32

9.19

Public Utility Holding Company Act, Federal Power Act, Interstate Commerce Act; Other Regulation  33

9.20

No Material Misstatements

33

9.21

Location of Business and Offices

33

9.22

Solvency

33

9.23

Risk Management Agreement

33

9.24

Subsidiaries

33

ARTICLE X

EVENTS OF DEFAULT

33

10.1

Events of Default

33

10.2

Remedies

35

10.3

Actions in Respect of the Letters of Credit Upon Default

35

10.4

Application of Proceeds

36

ARTICLE XI

MISCELLANEOUS

36

11.1

Notices

36

11.2

Place of Payment

36

11.3

Survival of Agreements

37

11.4

Parties in Interest

37

11.5

Governing Law

37

11.6

SUBMISSION TO JURISDICTION

37

11.7

Interest

37

11.8

No Waiver, Cumulative Remedies

38

11.9

Costs

38

11.10

INDEMNITIES, ETC.

38

11.11

Right of Setoff

39

11.12

Headings

40

11.13

Severability

40

11.14

Exceptions to Covenants

40

11.15

Conflict with Security Instruments

40

11.16

Survival

40

11.17

NO ORAL AGREEMENTS

40

11.18

WAIVER OF JURY

40

11.19

Counterparts

41

11.20

Amendments

41

11.21

No Liability for Letters of Credit

41

11.22

Successors and Assigns

41

11.23

USA Patriot Act Notice

41

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of October 18, 2006 (this “Agreement”) is made and entered into by and between FIELDPOINT PETROLEUM CORPORATION, a Colorado corporation (the “Borrower”), CITIBANK, N.A., a national banking association (formerly known as Citibank Texas, N.A.), as the Lender (the “Lender”).

WITNESSETH:

WHEREAS, the Lender is willing to extend a Line of Credit to the Borrower upon the terms and conditions herein set forth and upon the Borrower’s and its Subsidiaries granting in favor of the Lender, a continuing and continuous first and prior lien, pledge of and security interest in certain of the Borrower’s and its Subsidiaries’ oil and gas leasehold mineral interests and other mineral interests situated in the States of Louisiana, New Mexico, Oklahoma, Texas and Wyoming, all as more particularly described and defined in the Mortgages, as collateral and security for all Indebtedness; and

WHEREAS, the Borrower and the Lender now desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

When used herein, the following terms shall have the following meanings:

1.1

Adjusted Net Income shall mean, for any period, the Borrower’s and its Subsidiaries’ consolidated net income (or loss) determined in accordance with Consistent Accounting Principles, but excluding (a) the income of any Person other than the Borrower or its Subsidiaries in which the Borrower or any of its Subsidiaries has an ownership interest, unless received by the Borrower or its Subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to an asset disposition; (c) to the extent not included in clause (a) and clause (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses; and (d) any DD&A charges not previously recognized in net income.

1.2

Affiliate shall mean any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, another Person and any partner, officer or employee of any such Persons, except a Subsidiary.  For purposes of this definition, control shall mean the power, directly or indirectly, to direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

1.3

Applicable Prime Rate shall mean the Prime Rate published by The Wall Street Journal (Southwest Edition) in its Money Rates column or a similar rate if such rate ceases to be published.  Any change in the Applicable Prime Rate shall be effective as of the date of the change.

1.4

Approved Engineer shall mean LaRoche Engineering or such other independent oil and gas registered engineer or engineering firm selected by the Borrower and approved by the Lender.

1.5

Applicable Margin shall mean, for any day with respect to any Revolver Loan or with respect to the commitment fees payable hereunder, as the case may be, the Applicable Margin per annum set forth below under the caption “Applicable Prime Rate”, “Libor Rate” or “Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage as of such determination date.

Category	Borrowing Base Usage	Applicable Prime Rate	Libor Rate	Commitment Fee Rate
1.	Greater than or equal to 75%	0%	2.50%	0.50%
2.	Greater than or equal to 50% but less than 75%	-0.25%	2.25%	0.50%
3.	Less than 50%	-0.50%	2.00%	0.50%

1.6

Borrowing Base Deficiency shall have the meaning assigned to that term in Section 3.3.

1.7

Borrowing Base Usage shall mean (a) the sum of (i) the outstanding Revolver Loans and all accrued but unpaid interest and fees plus (ii) the L/C Exposure divided by (b) the Borrowing Base then in effect.

1.8

Business Day shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Texas are closed to business generally; provided that when used in connection with a Libor Loan, the term shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

1.9

CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, together with all regulations and rulings promulgated with respect thereto.

1.10

Change in Control shall mean (a) the failure of Ray Reaves to hold the office of Chief Executive Officer of the Borrower, or (b) the failure of Ray Reaves to own at least 34% of the outstanding capital stock of the Borrower, or (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons other than the members of such board as of the date hereof.

1.11

Closing Date shall mean the date on which the conditions set forth in Article V have all been met to the satisfaction of the Lender.

1.12

Code shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

1.13

Collateral shall have the meaning assigned to that term in Article IV.

1.14

Commitment shall mean the agreement of the Lender at any time to make Revolver Loan advances and to issue the Letters of Credit under this Agreement up to the lesser of: (i) the then effective Revolving Credit Borrowing Base, subject to the redeterminations of the Revolving Credit Borrowing Base, and other limitations and conditions hereof (including, without limitation, the conditions precedent in Article V hereof) or (ii) the Commitment Amount.

1.15

Commitment Amount initially shall mean $5,000,000 or such other amount as agreed to in writing by the Borrower and the Lender but in no event in excess of the lesser of $50,000,000 or the Revolving Credit Borrowing Base, as adjusted and redetermined from time to time pursuant to the provisions of Article III.

1.16

Commitment Fee shall mean the fee payable to the Lender by the Borrower pursuant to the provisions of Section 2.8.

1.17

Compliance Certificate shall mean a certificate completed by the Borrower substantially in the form of the certificate attached hereto as Exhibit B.

1.18

Consistent Accounting Principles shall mean commonly recognized accounting principles consistently applied in all accounting periods.

1.19

Consolidated Current Assets shall mean, on any date, the aggregate amount of all assets of the Borrower and its Subsidiaries, determined on a consolidated basis that would be classified as current assets at such date in accordance with Consistent Accounting Principles.

1.20

Consolidated Current Liabilities shall mean, on any date, the aggregate amount of all assets of the Borrower and its Subsidiaries, determined on a consolidated basis that would be classified as current liabilities at such date in accordance with Consistent Accounting Principles; provided, however, that the Revolver Loans will not be included in the calculation of Consolidated Current Liabilities.

1.21

Debt of any Person shall mean, without duplication:

(a)

All indebtedness of such Person for borrowed money;

(b)

All obligations of such Person for the deferred purchase price of property or services;

(c)

All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)

All obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession and sale of such property);

(e)

All capitalized lease obligations;

(f)

All obligations, contingent or otherwise, of such Person under bankers acceptance, letter of credit or similar facilities;

(g)

All obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of (i) any capital stock of or other ownership or profit interest in such Person or any other Person; or (ii) any warrants, rights or options to acquire such capital stock;

(h)

All obligations of such Person in respect of any Risk Management Agreement (including Hedge Agreements and Swaps) or any gas balancing or gas purchase obligations as contemplated by Sections 9.17 and 9.18;

(i)

All Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt; (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect thereof, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered); or (4) otherwise to assure the holder of such Debt against loss in respect thereof, and

(j)

All Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

1.22

Default Rate shall mean the Maximum Rate.

1.23

EBITDA shall mean, for any period, the total of the following calculated for the Borrower and its Subsidiaries on a consolidated basis for such period (a) Adjusted Net Income; plus (b) income or franchise taxes actually paid and deducted in determining Adjusted Net Income; plus (c) Interest Expense deducted in determining Adjusted Net Income plus (d) all amounts attributable to depreciation and amortization expense deducted in determining Adjusted Net Income plus (e) any non-cash gains, losses or charges on any Hedge Agreement resulting from the requirements of SFAS 133 deducted in determining Adjusted Net Income.

1.24

Environmental Laws shall mean Laws, including without limitation federal, state or local Laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata), including without limitation CERCLA, SARA, RCRA, HSWA, OPA, HMTA, TSCA and other Laws relating to (i) Polluting Substances or (ii) the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

1.25

ERISA shall mean the Federal Employee Retirement Income Security Act of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

1.26

ERISA Event shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a substantial employer as defined in Section 4001 (a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any over event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

1.27

Event of Default shall mean any of the events specified in Section 10.1, and Default shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

1.28

Governmental Authority shall include the country, the state, county, city and political subdivisions in which any Person or such Person’s property is located or which exercises valid jurisdiction over any such Person or such Person’s property, and any Tribunal of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s property.  Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, any of its Subsidiaries, the Collateral, any of the Borrower’s or any of its Subsidiaries other properties, or the Lender.

1.29

Governmental Requirement shall mean any Law, or other directive or requirement (whether or not having the force of law), including, without limitation, environmental  laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

1.30

Hedge Agreements shall mean interest rate Swap, cap or collar agreements, interest rate and/or oil and gas future or option contracts, currency Swap agreements, currency future or option contracts and other similar agreements.  “Hedge Transaction” means a transaction pursuant to which the Borrower or any of its Subsidiaries hedge the price to be received by them for future production of its hydrocarbons, including price

Swaps under which the Borrower or its Subsidiaries agree to pay a price for a specified amount of hydrocarbons determined by reference to a recognized market on a specified future date and the contracting party agrees to pay such the Borrower or its Subsidiaries a fixed price for the same or similar amount of hydrocarbons.  “Prohibited Hedge Transactions” shall mean the obligations by the Borrower or any of its Subsidiaries of any collar or similar transaction by means of which the Borrower is obligated to such other Person to the transaction for increases in prices in excess of a fixed ceiling price for such production but only if and to the extent such fixed ceiling price is below the Revolving Credit Borrowing Base price criteria then being utilized by the Lender pursuant to its then applicable and current energy lending policies and procedures.  “Bank Hedge Agreement” shall mean a Hedge Agreement entered into between any Loan Party and the Lender (or any Affiliate of the Lender).  “Bank Hedge Transaction” shall mean a Hedge Transaction between any Loan Party and the Lender (or any Affiliate of the Lender).

1.31

Hereby, herein, hereof, hereunder and similar such terms shall mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

1.32

HMTA shall mean the Hazardous Materials Transportation Act, as amended, together with all regulations and rulings promulgated with respect thereto.

1.33

HSWA shall mean the Hazardous and Solid Waste Amendments of 1984, as amended, together with all regulations and rulings promulgated with respect thereto.

1.34

Indebtedness shall mean any and all: (i) indebtedness, obligations and liabilities of the Borrower (or any Affiliate or Subsidiary of the Borrower) to the Lender (or any Affiliate of the Lender) incurred or which may be incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amounts thereof, including such amounts as may be evidenced by the Note and all lawful interest thereon, all outstanding and unadvanced Letters of Credit, all amounts as may be payable under Bank Hedge Agreements or Bank Hedge Transactions, commitment arrangement fees, amendment fees, redetermination fees, Letter of Credit issuance and fronting fees, and other charges, and all reasonable costs and expenses incurred by the Lender (or any Affiliate of the Lender) in connection with the preparation, filing and recording of the Loan Documents, including attorneys fees; (ii) all reasonable costs and expenses, including attorneys’ fees, paid or incurred by the Lender (or any Affiliate of the Lender) in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness and in protecting and preserving the Lender’s (or the Lender’s Affiliate’s) interest in the Indebtedness or any collateral or security for any Indebtedness in any bankruptcy or reorganization proceeding, including interest on all sums so expended by the Lender (or any Affiliate of the Lender) accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) sums expended by the Lender (or any Affiliate of Lender) in curing any Event of Default or Default of the Borrower (or any Affiliate or Subsidiary of the Borrower) under the terms of this Agreement, the other Loan Documents or any other security agreement or other writing evidencing or securing the payment of the Indebtedness described herein, including the Note, the Letters of Credit and Bank Hedge Agreements, together with interest on all sums so expended by the Lender (or any Affiliate of the Lender) accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate.

1.35

Indemnified Parties shall have the meaning assigned to such term in Section 11.10.

1.36

Indemnity Matters shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

1.37

Initial Commitment shall mean the obligation of the Lender to make Revolver Loans up to the lesser of $5,000,000 or the Revolving Credit Borrowing Base and to issue the Letters of Credit issued under Section 2.13 on the Closing Date.

1.38

Interest Expense shall mean, for any period, the sum of the Borrower’s and its Subsidiaries’ (a) interest expense calculated without duplication on a consolidated basis for such period in accordance with Consistent Accounting Principles; plus (b) expenses paid under Risk Management Agreements during such period.

1.39

Laws or Law shall mean all statutes, laws, ordinances, regulations, orders, rules, codes, permits, franchises, licenses, certificates, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

1.40

LC Commitment shall mean a facility sublimit for Letters of Credit Exposure not in excess of twenty percent (20%) of the Borrowing Base then in effect.

1.41

Letters of Credit shall mean any and all letters of credit now existing or hereafter issued by the Lender pursuant to the request of the Borrower in accordance with the provisions of Section 2.13.1 hereof which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part.

1.42

Letter of Credit Exposure shall mean, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Lender has previously accepted under Letters of Credit but has not paid.

1.43

Libor or Libor Rate shall mean, at any time of determination, and subject to availability, the London Interbank Offered Rate paid in London on one month, three month, or six month dollar deposits, published by The Wall Street Journal (Southwest Edition) in its Money Rates column or a similar rate if such rate ceases to be published.  Any change in the Libor Rate shall be effective as of the date of the change.

1.44

Libor Loan shall mean the loans for which the Borrower has elected to use Libor for interest rate computations.

1.45

Libor Period shall mean the Libor for one month, three month, or six month dollar deposits, as selected by the Borrower.

1.46

Lien shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

1.47

Line of Credit shall mean the lesser of (i) the Commitment Amount established by the Lender in favor of the Borrower (initially $5,000,000) subject to the Revolving Credit Borrowing Base (including redeterminations thereof and adjustments thereto) and the other limitations and conditions of this Agreement or (ii) $50,000,000.

1.48

Loan Documents shall mean, on any date, this Agreement, the Note, the Security Instruments, Bank Hedge Agreements, and all other agreements relating to this Agreement entered into from time to time between the Borrower (or any or all of its Subsidiaries) and the Lender (or any Affiliate of the Lender) and all other documents, letters-in-lieu, instruments, title reports, title opinions and certificates executed and delivered to the Lender (or any of its Subsidiaries or Affiliates) in connection with any of the foregoing, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

1.49

Loan Party shall mean the Borrower, the Borrower’s domestic Subsidiaries and any other Person who becomes a party to the Subsidiary Guaranty Agreement.  As of the date of this Agreement, the Borrower, Bass Petroleum, Inc. and Raya Energy Corp are the only Loan Parties.

1.50

Material Adverse Effect shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the financial statements most recently delivered pursuant to Sections 6.8.1, 6.8.2 or 9.4 hereof, or from the facts represented or warranted in this Agreement or any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries, taken as a whole, to carry out their business on and after the Closing Date or as proposed as of the Closing Date to be conducted or meet its obligations under the Loan Documents on a timely basis.

1.51

Maturity Date shall mean, unless the Note is sooner accelerated pursuant to Section 10.2 hereof, October 18, 2010.

1.52

Maximum Rate shall mean at any particular in question, the maximum rate of interest which under applicable law may then be charged.  If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the Borrower from time to time as the effective date of each change in such maximum rate period.

1.53

Mineral Interests shall mean rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.

1.54

Mortgaged Property or Mortgaged Properties shall have the meaning ascribed thereto in Section 3.2.

1.55

Mortgages shall have the meaning ascribed thereto in Section 4.1.

1.56

Note shall mean the Note, as described and defined in Article II, together with each and every extension, renewal, modification, replacement, substitution and change in form thereof which may be from time to time and for any term or terms effected.

1.57

OPA shall mean the Oil Pollution Act of 1990, as amended, together with all regulations and rulings promulgated with respect thereto.

1.58

Permitted Liens shall mean the Liens permitted in accordance with the provisions of Section 7.1.

1.59

Person shall mean and include an individual, a partnership, a limited partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

1.60

Plan shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any ERISA Affiliate.

1.61

Polluting Substances shall mean all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA/SARA, RCRA/FISWA and in the HMTA; provided, in the event either CERCLA/SARA, RCRA/HSWA or HMTA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Laws of any State or other Tribunal establish a meaning for hazardous substance, hazardous waste, hazardous material, solid waste or toxic substance which is broader than that specified in CERCLA/SARA, RCRA/HSWA, or HMTA, such broader meaning shall apply.

1.62

RCRA shall mean the Resource Conservation and Recovery Act of 1976, as amended, together with all regulations and rulings promulgated with respect thereto.

1.63

Regulatory Change shall mean any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to the Lender of or under any Governmental Requirement (whether or not having the force of Law) by any Governmental Authority charged with the interpretation or administration thereof.

1.64

Reserve Report shall mean a report, in form and substance satisfactory to the Lender, setting forth, effective as of each December 31 (and to be delivered to the Lender no later than each February 1) and setting forth, effective as of each June 30 (and delivered to the Lender no later than each August 1), and/or such other date in the event of an unscheduled additional redetermination; (i) the oil and gas reserves attributable to Collateral together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date (including without limitation an assessment of the effect of any Risk Management Agreements or fixed price sales contracts with investment grade counterparts or purchases), based upon the pricing assumptions consistent with the Lender’s then applicable energy lending policies pricing guidelines at the time, (ii) hydrocarbon prices, escalation rates, discount rate assumptions, and any other economic assumptions, and (ii) such other information as the Lender may reasonably request.

1.65

Responsible Officer shall mean the chief executive officer, chief operating officer, president, chief financial officer or managing director of the Borrower.  Unless otherwise specified, all references to a Responsible Officer shall mean Ray Reaves.

1.66

Revolver Loans shall mean the advances to the Borrower described in Section 2.1, including the sum of unfunded, outstanding Letters of Credit issued pursuant to Article II.

1.67

Revolving Credit Borrowing Base shall mean, as of the date of determination thereof, an amount as determined by the Lender in its discretion in accordance with then-current practices, economic and pricing parameters, and customary procedures and standards established by the Lender from time to time for its petroleum industry customers including without limitation (a) an analysis of such reserve and production data with respect to the Mineral Interests of the Borrower and its Subsidiaries in all of its oil and gas properties, including the Mortgaged Properties, as provided to the Lender in accordance herewith, (b) an analysis of the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its Affiliates, and (c) such other credit factors consistently applied as the Lender customarily considers in evaluating similar oil and gas credits.  The Revolving Credit Borrowing Base shall initially be $5,000,000.

1.68

Risk Management Agreements shall mean any commodity, interest rate or currency Swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection agreements or any option with respect to any such transaction.

1.69

SARA shall mean the Superfund Amendments and Reauthorization Act of 1987, as amended, together with all regulations and rulings promulgated with respect thereto.

1.70

Security Instruments shall mean the Mortgages, and all other financing statements, mortgages, assignments, security agreements, documents or writings of any and all amendments and supplements thereto, granting, conveying, assigning, transferring or in any manner providing the Lender with a security interest or mortgage lien in any property as security for the repayment of all or any part of the Indebtedness.

1.71

Subsidiary shall mean (i) any corporation, at least 50% of the total combined voting power of all classes of capital stock of which shall, at the time as of which any determination is being made, be owned by the Borrower either directly or through Subsidiaries, and (ii) any partnership, joint venture or similar entity if at least a 50% interest in the profits or capital thereof is owned by the Borrower, either directly or through Subsidiaries.

1.72

Subsidiary Guaranty Agreement shall mean that certain Subsidiary Guaranty Agreement dated October 18, 2006 executed by the domestic Subsidiaries of the Borrower in favor of the Lender.

1.73

Swaps shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligations under any Swap shall be the amount determined in respect thereof as of the end of then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

1.74

Taxes shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

1.75

Termination Event shall mean (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of their ERISA Affiliates from a Plan during a plan year in which it was a substantial employer as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

1.76

Tribunal shall mean any municipal, state, commonwealth, Federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

1.77

TSCA shall mean the Toxic Substances Control Act, as amended, together with all regulations and rulings promulgated with respect thereto.

1.78

Wholly-Owned shall mean, as applied to any Subsidiary of any Person, a Subsidiary at least 98% (by vote or value) of the outstanding equity interests (other than directors’ qualifying shares, if required by law) of all classes, taken together as a whole, of which are at the time owned by such Person or by one or more of its Wholly-Owned Subsidiaries or by such person and one or more of the Wholly-Owned Subsidiaries.

1.79

Accounting Principles, Terms and Determinations.  All references in this Agreement to Consistent Accounting Principles shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with Consistent Accounting Principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 6.8.2 or, if no such statements have been so delivered, the most recent audited financial statements referred to in Section 9.4 hereof.

1.80

Other Definitional Provisions.  References to Sections, subsections, Exhibits and Schedules shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in Article I may, unless the content otherwise requires, be used in the singular or the plural depending on the reference.  In this Agreement, words importing any gender include the other genders; the words including, includes and include shall be deemed to be followed by the words without limitation; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

ARTICLE II
LOANS

2.1

Revolver Loans.  Upon the terms and subject to the conditions hereinafter set forth, the Lender agrees to make revolver loans, and  agrees to issue Letters of Credit, from time to time on or after the Closing Date to the Borrower (“Revolver Loans”), the unpaid principal balance of which Revolver Loans is due and payable at maturity on the Maturity Date.  The outstanding amount shall not exceed the lesser of (i) $50,000,000 (including without limitation, draws on Letters of Credit issued hereunder), or (ii) the Commitment Amount (initially limited to the Initial Commitment of $5,000,000), or (iii) the Revolving Credit Borrowing Base, as redetermined pursuant to Section 3.2 hereof.

Each Revolver Loan requested by the Borrower from the Lender from the Closing Date until the Revolver Maturity Date shall (i) be requested in writing by a Responsible Officer of the Borrower on the Revolver Loan Authorization Form (a copy of which is annexed hereto as Schedule 2.1) which shall be delivered to the Lender prior to the close of such Business Day on which the Revolver Loan is being requested and by no later than 10:00 a.m. (applicable current time in Dallas, Texas) at least one (1) Business Day for any Revolver Loan (other than a Libor Loan) prior to the date upon which each loan advance is to be made, (ii) be in the amount of $50,000 and in whole multiples of $10,000 for any amounts in excess of $50,000 (unless the amount then available to borrow is less than the foregoing stated amounts, in which event an advance may be made in the amount available); (iii) not cause the outstanding and unpaid principal amount of the Note to exceed the lesser of the Commitment Amount or the Revolving Credit Borrowing Base; and (iv) be advanced by the Lender on the applicable date, provided the request is timely made in accordance with this Section 2.1 hereof and all other conditions of funding are met.  The Borrower may reborrow subject to the limitations and conditions for the Revolver Loans contained herein.  All advances made by the Lender on the Note (including the payment of drafts drawn on Letters of Credit) and all payments or prepayments of principal and interest thereon made by the Borrower shall be recorded by the Lender in its records, and the aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount owing and unpaid on the Note.  The failure to so record shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Note to repay the principal amount of each Revolver Loan together with all interest accrued thereon.

2.2

Note.  On the Closing Date, the Borrower shall execute and deliver to the order of the Lender a promissory note in the original principal amount of $50,000,000, the form of which is annexed hereto as Exhibit A, and hereby made a part hereof (hereinafter referred to as the “Note”).  The Note shall be dated as of the Closing Date, and shall provide for monthly interest payments due on the last day of every month, or the next business day if the due date falls on a weekend or holiday, commencing October 31, 2006.  The unpaid and outstanding principal balance of the Note, together with accrued but unpaid interest thereon, shall be due and payable in full at the Maturity Date.  The Note shall bear interest on unpaid balances of principal from time to time outstanding and on any past due interest at a variable annual interest rate determined pursuant to Section 2.9 hereof, but in no event at a rate greater than permitted by applicable law.  All payments received shall be applied first to accrued interest and then to the outstanding principal amount owing on the Note.  All payments and prepayments shall be made in lawful money of the United States of America.  Any payments or prepayments on the Note received by the Lender after 12:00 noon (applicable current time in Dallas, Texas) shall be deemed to have been made on the next succeeding Business Day.  After maturity (whether by acceleration or otherwise) the Note shall bear interest at the Default Rate, payable on demand.

2.3

Proceeds of Loans/Expiration of Commitment.

(a)

Proceeds of the Revolver Loans shall be used only for the purposes of (i) funding the Borrower’s acquisition and/or development of certain oil and gas reserves; (ii) the issuance of Letters of Credit; and (iii) working capital and general corporate purposes.

(b)

Unless the Commitment shall be sooner terminated pursuant to the provisions of this Agreement or the other Loan Documents, the Commitment shall automatically extinguish on the Maturity Date.

2.4

Responsible Officer.  A Responsible Officer may, from time to time, notify the Lender in writing of a change in the Responsible Officers.  From and after the Lender’s receipt of such written notice, the Lender may rely on any such request or certificate purportedly signed by any individual who has been so designated as a Responsible Officer pursuant to this Agreement unless or until it receives written notice from a Responsible Officer of the deletion of a Responsible Officer.

2.5

Revolving Credit Borrowing Base.  The Borrower will not request, nor will it accept, the proceeds of any Revolver Loan or advance under the Note (or the issuance of any Letter of Credit) at any time when the amount thereof, together with the sum of the unpaid principal amount of the Note plus the unfunded portion of all Letters of Credit outstanding or requested by the Borrower to be issued by Lender on behalf of or for the account of the Borrower, at the time of such borrowing base calculation, exceeds the least of (a) the Revolving Credit Borrowing Base in effect at that time, all in accordance with the provisions of Article III (including redetermination thereof), (b) the Commitment Amount, or (c) $50,000,000.

2.6

Variance from Revolving Credit Borrowing Base.  Any Loan shall be conclusively presumed to have been made to the Borrower by the Lender under the terms and provisions hereof and shall be secured by all of the Collateral and security described or referred to herein or in the Security Instruments, whether or not such loan conforms in all respects to the terms and provisions hereof.  If the Lender should (for the convenience of the Borrower or for any other reason) make loans or advances or issue Letters of Credit which would cause the sum of the aggregate unpaid principal amount of the Note plus the unfunded portion of Letters of Credit outstanding hereunder to exceed the amount of the Revolving Credit Borrowing Base or the Commitment Amount, no such variance, change or departure shall prevent any such loan or loans from being secured by the Collateral and security created or intended to be created herein or in the Security Instruments.  The Revolving Credit Borrowing Base shall not in any manner limit the extent or scope of the Collateral and security granted for the repayment of the Note and Letters of Credit (or any other Indebtedness) or limit the amount of indebtedness under the Note or Letters of Credit (or any other Indebtedness) to be secured.

2.7

Mandatory Prepayments.  The Borrower shall make mandatory prepayments from time to time on the Note as required by Sections 3.3 and 3.4 hereof.

2.8

Fees.

2.8.1

Origination Fee.  Borrower shall have paid to the Lender, as a nonrefundable origination fee for the Initial Commitment, the amount of $18,750.00 ($5,000,000 x 0.375%).  If at any time the Lender agrees to increase the Revolving Credit Borrowing Base, the Borrower shall promptly (and in any event within 2 Business Days after it receives written notification from the Lender of such increase in the Revolving Credit Borrowing Base) pay to the Lender a nonrefundable fee equal to 0.375% of the increase in the Revolving Credit Borrowing Base as described in Section 3.2 or Section 3.4.

2.8.2

Commitment Fee.  In addition to interest on the Note as provided herein, and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender a commitment fee, which shall accrue at the Applicable Margin on the average daily amount of the available Commitment during the period from and including the Closing Date to but excluding the date on which the Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of each fiscal quarter, commencing December 31, 2006, and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof.

2.9

Interest Rates.

2.9.1

Interest Prior to Maturity.  Subject to the provisions and limitations hereof, each Revolver Loan advance hereunder shall accrue interest at: (i) the Applicable Prime Rate plus the Applicable Margin or (ii) the Libor Rate plus the Applicable Margin.  The Borrower shall notify the Lender in writing of the Borrower’s choice of interest rate on a particular advance simultaneously with requesting such advance. The Borrower may elect to have interest accrue at Libor plus the Applicable Margin as to any new or then outstanding Revolver Loans provided (x) there is then no Default or Event of Default, unless such Default or Event of Default has been waived in writing by the Lender, and (y) the Borrower have so advised the Lender of its election to use Libor and the Libor Period selected no later than three (3) Business Days prior to the proposed borrowing or, in the case of a Libor election with respect to a then outstanding Revolver Loan, three (3) Business Days prior to the conversion of any then outstanding Revolver Loans to Libor Loans and (z) the election and Libor shall be effective, provided, there is then no unwaived Default or Event of Default, on the fourth Business Day following said notice. No more than five (5) Libor Loans may be outstanding at any time. If no such election is timely made or can be made, then the Lender shall use the Applicable Prime Rate plus the Applicable Margin to compute interest.  Interest accruing at the Applicable Prime Rate shall be calculated based on a calendar year of 365 days but assessed for the actual number of days elapsed during each accrual period.  Interest accruing at the Libor Rate shall be calculated based on a calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period

2.9.2

Interest After Maturity.  After the principal amount of any of the Revolver Loans outstanding shall have become past due (by acceleration or past the stated maturity date), such Loans shall bear interest for each day until paid (before and after judgment) at the Default Rate.

2.10

Prepayments.  Subject to the provisions of Section 2.11 hereof, the Borrower shall have the right at its option, from time to time, to prepay the Revolver Loans in whole or part without premium or penalty at any time but subject to any costs under Section 2.16.  In connection with any prepayment permitted hereby, the Borrower shall provide the Lender with the date, which shall be a Business Day, on which the proposed prepayment is to be made; and the aggregate principal amount of such partial prepayment of a Revolver Loan advance, which shall be an integral multiple of $100,000.

2.11

Interest Payments Dates.  Interest on all of the Revolver Loans advances shall be due and payable on the last day of every month, or the next business day if the due date falls on a weekend or holiday, commencing October 31, 2006.  After maturity of the Note (by acceleration or otherwise), interest thereon shall be due and payable on demand.

2.12

Payments.

2.12.1

General Payment Terms.  All payments to be made in respect of principal, interest or other amounts due from the Borrower hereunder or under the Note shall be payable to the Lender at 10:00 a.m., Central Time in Dallas, Texas, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue if not timely paid within applicable grace or curative periods herein specified.  Such payments shall be made to the Lender at its Dallas, Texas main banking office in U.S. Dollars in funds immediately available at such office without set off, counterclaim or other deduction of any nature.  To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest or any other amounts due from the Borrower hereunder or under the Note (excluding overdue principal, which shall bear interest as described in Section 2.9.2 hereof, but including interest payable under this Section 2.12), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate.

2.12.2

Full Payment.  All outstanding principal and accrued but unpaid interest on the Note shall be due and payable at the Maturity Date.

2.13

Letters of Credit.

2.13.1

Letters of Credit.  Upon the Borrower’s application from time to time by use of the Lender’s standard form Letter of Credit Application Agreement and subject to the terms and provisions therein and herein set forth, the Lender agrees to issue Letters of Credit on behalf of the Borrower under the Commitment in an aggregate unfunded amount not in excess of the LC Commitment; provided that (i) all Letters of Credit issued on behalf of or on the account of the Borrower shall have a term of not more than one (1) year, and (ii) no Letter of Credit shall have an expiry date that is later than five (5) days before the Maturity Date, and (iii) no Letter of Credit will be issued on behalf of or for the account of the Borrower if at the time of issuance the outstanding amount of all unpaid Revolver Loan advances (including the aggregate outstanding and unfunded amount of unexpired Letters of Credit then existing) under the Commitment as evidenced by the Note plus the maximum amount of such Letter of Credit then being requested would exceed the lesser of (i) the Revolving Credit Borrowing Base, or (ii) the Commitment Amount.  If any letter of credit is drawn upon at any time, each amount drawn, whether a full or partial draw thereon, shall be automatically reflected as an advance on the Note effective as of the date of the Lender’s honoring the sight draft.  In consideration of the Lender’s agreement to issue standby letters of credit hereunder, the Borrower agrees to pay to the Lender, a fronting fee which shall accrue at a rate equal to $500 or one percent (1.0%) per annum of the average daily amount of the Letter of Credit Exposure, whichever is greater.  Such fronting fees shall be due quarterly in arrears as of the last day of each calendar quarter, commencing December 31, 2006, calculated on the basis of a 360-day year.  Notwithstanding anything herein to the contrary, any Letter of Credit issued pursuant to this Agreement may be issued by an Affiliate of the Lender, and the term “Lender” as used herein shall include any such Affiliate of the Lender.

2.13.2

Presentation.  The Lender may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice required under the Letter of Credit and appearing to be in compliance with the terms thereof are presented to the Lender and dated on or before the expiration date of the Letter of Credit under which such draft is drawn.  Except insofar as instructions actually received may be given by the Borrower in writing expressly to the contrary with regard to, and prior to, the Lender’s issuance of any Letter of Credit for the account of the Borrower and such contrary instructions are reflected in such Letter of Credit, to the maximum extent permitted by law the Lender may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

2.13.3

Uniform Customs and Practice.  The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Lender (the “Uniform Customs and Practice”), shall be binding on the Borrower and the Lender except to the extent otherwise provided herein, in any Letter of Credit or in any other Loan Document.  Anything in the Uniform Customs and Practice to the contrary notwithstanding:

(a)

Neither the Borrower nor any beneficiary of any Letter of Credit shall be deemed an agent of the Lender.

(b)

With respect to each Letter of Credit, neither the Lender nor its correspondents shall be responsible, except to the extent required by law, for or shall have any duty to ascertain:

(i)

the genuineness of any signature;

(ii)

the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

(iii)

delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which the Lender refuses the documents or any other notice, demand or protest;

(iv)

the performance by any beneficiary under any Letter of Credit of such beneficiary’s obligations to the Borrower;

(v)

inaccuracy in any notice received by the Lender;

(vi)

the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft, or the office held by or the authority of any Person signing any of the same; or

(vii)

failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

(c)

In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice and Article 5 of the Uniform Commercial Code, the provisions of this Agreement shall govern to the maximum extent permitted by applicable law.

2.13.4

Modification, Consent.  If the Borrower requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Lender consents thereto, the Lender shall be entitled to rely on such request, consent or waiver.  This Agreement shall be binding upon the Borrower with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by the Lender pursuant to any such request, consent or waiver.

2.14

Increased Costs.  If, due to either (a) the introduction of or any change in or in the interpretation of any Law or (b) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of Law), there shall be any increase in the cost to, or reduction in amounts receivable by the Lender, or in connection with the Lender of agreeing to make or making, funding or maintaining the Note, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender, additional amounts sufficient to compensate the Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.

2.15

Capital Adequacy.  If (a) the introduction of or any change in or in the interpretation of any Laws, (b) compliance with any Laws, or (c) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of Laws) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender reasonably determines that such amount is based upon the existence of the Commitment hereunder or the Revolver Loans evidenced by the Note and other loans of this type, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Agreement, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Revolver Loans.  A certificate as to such amounts submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

2.16

Breakage Costs.  The Borrower shall pay to the Lender such amount or amounts as shall compensate the Lender or its participants, if any, for any loss, costs or expenses incurred by the Lender or its participants if any (as reasonably determined by the Lender or its participants) as a result of:  (a) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (b) any failure of the Borrower to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Lender or its participants if any, during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Lender or its participants if any, upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period.  The determination by the Lender or its participants, if any, of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing the calculations thereof in reasonable detail, shall constitute prima facie evidence thereof.

ARTICLE III
REVOLVING CREDIT BORROWING BASE

3.1

Initial Revolving Credit Borrowing Base.  Until further determination by the Lender pursuant to the semiannual determinations of Section 3.2(a) below or otherwise pursuant to Section 3.4 hereof, the Lender and the Borrower each agrees and stipulates that the initial Revolving Credit Borrowing Base is $5,000,000, subject to the conditions precedent required by the provisions of Article V hereof.

3.2

Revolving Credit Borrowing Base Determination.

(a)

The Borrower shall deliver to the Lender, at the Borrower’s cost, by each February 1 and August 1, commencing February 1, 2007, a Reserve Report.  The Reserve Report required to be furnished by the Borrower to the Lender no later than August 1 of each year shall be prepared by an Approved Engineer.  The Reserve Report required to be furnished by the Borrower to the Lender no later than February 1 of each year may be prepared by Borrower’s in–house engineering staff.  Each Reserve Report shall be accompanied by such other information as shall be requested by the Lender in order for the Lender to make its determination of the Revolving Credit Borrowing Base, and by a certificate of the Borrower certifying that the Borrower has good and defensible title to the Mortgaged Property interest valued and that payments are being received from purchasers of production with respect to said interests.  At any time within thirty (30) days of the receipt of such information and in no event later than each March 1 and September 1 (commencing March 1, 2007) (the “Semiannual Borrowing Base Redetermination Dates”), the Lender shall make a determination of the present worth, using such pricing and discount factor as it deems appropriate pursuant to the Lender’s then applicable energy lending policies and procedures, of the future net revenue estimated thereby to be received by the Borrower from production from the Mortgaged Property so evaluated, multiplied by a percentage determined by the Lender to be appropriate on the basis of the Lender’s then applicable energy lending criteria and otherwise consistent with the standards set forth in the definition of Revolving Credit Borrowing Base in Article I.  By each Semiannual Borrowing Base Redetermination Date, the Lender shall report in writing to the Borrower its determination of the Revolving Credit Borrowing Base, which shall in no event exceed the lesser of then applicable Commitment Amount or $50,000,000.

Any redetermination of the Revolving Credit Borrowing Base shall not be in effect until written notice thereof is received by the Borrower.  The good faith determinations of the Lender in all such respects shall be conclusive.

(b)

The term “Mortgaged Property” or “Mortgaged Properties” shall refer only to such properties of the Loan Parties covered by the Mortgages (or a supplemental or amended mortgage or deed of trust, duly executed, acknowledged and delivered by the Borrower to the Lender  in form satisfactory to counsel for the Lender) and which properties are, at the time:

(i)

particularly and adequately described under the Mortgages or other supplemental or amended mortgage and deed of trust as security for the Indebtedness evidenced by the Note;

(ii)

completed or developed (in the case of Mineral Interests) to the extent that value is being assigned to them by the Lender in connection with its evaluation of the Revolving Credit Borrowing Base and the Lender has determined that such properties are capable of producing oil or gas in commercial quantities; and

(iii)

approved as to title to the satisfaction of the Lender, including title opinions acceptable to the Lender as contemplated by the provisions of Section 5.1(h).

(c)

The Revolving Credit Borrowing Base (initially $5,000,000) shall remain in effect until March 1, 2007, or as otherwise changed by written agreement between the Borrower and the Lender pursuant to the procedures established herein.

3.3

Revolving Credit Borrowing Base Deficiency.  Should the unpaid outstanding principal balance of the Note, together with the unfunded portion of all outstanding and requested Letters of Credit, at any time be greater than the Revolving Credit Borrowing Base in effect at such time (a “Borrowing Base Deficiency”), the Lender shall notify the Borrower in writing of the deficiency.  Within ten (10) days from and after the date of any such deficiency notice, the Borrower shall notify the Lender in writing of its election to select any of the following (including any combination thereof acceptable to Lender):

(a)

Make a prepayment upon the Note in an amount sufficient to reduce the unpaid principal amount of the Note, when added to the unfunded portion of all outstanding and requested Letters of Credit, to an amount equal to or less than the amount of the Revolving Credit Borrowing Base;

(b)

Make mandatory equal monthly principal prepayments on the Note due on the next three (3) successive monthly installment due dates on the Note equal in an aggregate amount that will reduce the outstanding principal balance of the Note, when added to the unfunded portion of all outstanding and requested Letters of Credit, to the projected Revolving Credit Borrowing Base as of the next immediate semi-annual redetermination thereof in accordance with the provisions of Section 3.2(a) hereof, together with interest on such excess amount at the Default Rate.

(c)

Execute and deliver to the Lender one or more supplemental mortgages, deeds of trust, security agreements or pledges encumbering such other collateral or assets in form, substance and value satisfactory to the Lender and its counsel as additional security for the Note (and all other Indebtedness) to the extent such collateral or properties are acceptable to the Lender and of such value, as determined by the Lender, that the Revolving Credit Borrowing Base will be increased to an amount equal to or greater than the sum of the unpaid principal balance of the Note plus the unfunded portion of all outstanding Letters of Credit.

If the Borrower shall have elected to make a prepayment on the Note under Section 3.3(a) hereof, such prepayment shall be due within five (5) Business Days after the Borrower shall have notified the Lender of such election.  If the Borrower shall elect to make three (3) equal monthly principal prepayments on the Note due to the Lender under Section 3.3(b) hereof, the Lender shall roll forward its then most current engineering determination and determine the projected Revolving Credit Borrowing Base for the next successive semiannual determination date (either March 1 or September 1 as the case may be), or such other semiannual determination date for the Revolving Credit Borrowing Base as may be effected in accordance with the provisions of Section 3.2 hereof.  If the Borrower shall elect to execute and deliver one or more supplemental mortgages, deeds of trust and/or pledges to the Lender under Section 3.3(c) hereof, the Borrower shall provide the Lender with descriptions of the additional properties to be mortgaged (together with any title opinions, current valuations and engineering reports applicable thereto which may be requested by the Lender) at the time of the Borrower’s notice of such election and shall execute, acknowledge and deliver to the Lender the appropriate supplemental mortgages, deeds of trust and/or pledges within three (3) Business Days after such collateral documents shall be tendered to the Borrower by the Lender for execution, all in compliance with the provisions of clauses (i), (ii) and (iii) of Section 3.2(b) above.

3.4

Additional Redeterminations.

3.4.1

Asset Dispositions.  The sale, assignment or other disposition by the Borrower of any of the Mortgaged Properties (with the Lender’s prior written consent) shall constitute an automatic reduction of the Revolving Credit Borrowing Base by the greater of (i) the net of such gross sales price amount minus any expenses and taxes directly attributable thereto or (ii) then applicable Revolving Credit Borrowing Base valuation assigned thereto, and any resultant deficiency therein shall be cured by a single lump sum cash payment pursuant to Section 3.3(a) hereof.

3.4.2

Redeterminations on the Request of the Lender.  The Lender may from time to time upon thirty (30) days prior written notice to the Borrower, initiate and make additional unscheduled redeterminations of the Revolving Credit Borrowing Base; provided that the Lender may not make more than three (3) such additional unscheduled redeterminations per calendar year.  Such additional unscheduled redeterminations initiated at the Lender’s request shall be at the Borrower’s sole cost.  In such instance, the Lender shall specify in writing to the Borrower the date on which the Borrower is to furnish its Reserve Report in accordance with Section 3.2(a) and the date on which such additional redetermination is to occur.

3.4.3

Redeterminations on the Request of the Borrower.  The Borrower may from time to time request additional redeterminations of the Revolving Credit Borrowing Base; provided that each request by the Borrower for an unscheduled redetermination of the Revolving Credit Borrowing Base (a) shall be at the sole cost of the Borrower, (b) shall result in the Borrower’s payment of reasonable third party engineering fees and expenses to the Lender for each such additional unscheduled redetermination request; and (c) shall only occur once between each Scheduled Borrowing Base Redetermination Date set forth in Section 3.2.

In the event of an additional unscheduled redetermination pursuant to this Section 3.4, the methodology, manner, time and condition of such redetermination shall be in accordance with the terms, provisions and conditions of Section 3.2(a) and the standards set forth in the definition of Revolving Credit Borrowing Base in Article I.

ARTICLE IV
COLLATERAL

4.1

Collateral.  The repayment of the Indebtedness shall be secured by (a) mortgages, deeds of trust, security agreements, financing statements and assignments (with power of sale) for each of the Mortgaged Properties dated as of the Closing Date, each in form and substance satisfactory to the Lender, and executed by the applicable Loan Parties (the “Mortgages”) and (b) a pledge of all of the outstanding capital stock or partnership interests of all existing and future Subsidiaries (if any) (the collateral described in this Section 4.1, Section 4.2 and in any other Security Instrument being collectively referred to as the “Collateral”).  Upon request of the Lender, the Loan Parties shall promptly execute and deliver to the Lender such assignments, security agreements, agreements, consents, waivers, financing statements, mortgages, stock powers and other documents, as may be deemed necessary or advisable by the Lender to secure or perfect its security interest in the Collateral.

4.2

Grant of Security Interest.  As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), the Borrower hereby pledges and assigns to the Lender and grants to the Lender a continuing lien on and security interest in, all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located:

4.2.1

all capital stock, membership interests, general and limited partnership interests and any other ownership interest in the Borrower’s Subsidiaries, whether now owned or hereafter acquired including, without limitation, all capital stock issued by Bass Petroleum, Inc. and Raya Energy Corp.; and

4.2.2

all proceeds, products, revenues, distributions, dividends, securities and other property, rights, interests and other general intangibles that the Borrower receives or is at any time entitled to receive on account of the property described in the foregoing clause 4.2.1.

4.3

Additional Mortgaged Properties.  As an additional condition precedent to any Revolver Loans requested by the Borrower pursuant to Section 2.1 hereof, the Lender has the right, in its sole discretion, to elect to take any or all of the properties to be acquired in domestic oil and gas reserve acquisitions made by the Borrower with Revolver Loans funded hereunder or otherwise, as Collateral for the Indebtedness pursuant to such supplemental or additional mortgages, deeds of trusts or security agreements covering such additional properties in form and substance satisfactory to the Lender and its counsel and in full compliance with the criteria of clauses (i), (ii) and (iii) of Section 3.2(b) above as additional security for the Note and the Indebtedness.  All of such additional properties will be deemed part and parcel of the Collateral constituting security for the repayment of the Indebtedness.

ARTICLE V
CONDITIONS PRECEDENT TO LOANS

5.1

Conditions Precedent to Closing and Funding of Commitment.  The effectiveness of this Agreement and the obligation of the Lender to issue the Commitment and make the initial Revolver Loans (or to issue Letters of Credit) under the Commitment are subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

(a)

No Default.  There shall exist no Event of Default or Default on the Closing Date.

(b)

Representations and Warranties.  The covenants, representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

(c)

Loan Party Certificates.  Each Loan Party shall have delivered to the Lender a Certificate, dated as of the Closing Date, and signed by the President and the Secretary of such Loan Party certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 5.1, (ii) that such Loan Party has performed and complied with all agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (iii) to the name and signature of each officer or representative of such Loan Party authorized to execute and deliver the Loan Documents, and (iv) to such other matters in connection with this Agreement which the Lender shall determine to be advisable.  The Lender may conclusively rely on such Certificates until it receives notice in writing to the contrary.

(d)

Proceedings.  All corporate proceedings of each Loan Party shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Lender and its counsel; and the Lender shall have received certified copies, in form and substance satisfactory to the Lender and its counsel, of the Articles of Incorporation and Bylaws of each Loan Party and the resolutions of the board of directors thereof, as adopted, authorizing the execution and delivery of the Loan Documents, the borrowings under this Agreement, and the granting of the security interests in the Collateral pursuant to the Security Instruments, to secure the payment of the Indebtedness.  Each Loan Party shall have caused to be delivered to the Lender certificates of appropriate state agencies with respect to the existence, qualification and good standing of such Loan Party.

(e)

Note.  The Borrower shall have executed and delivered to the Lender the Note payable to the order of the Lender, and this Agreement, each appropriately executed to the satisfaction of the Lender.

(f)

Closing Opinion of the Loan Parties’ Counsel.  The Lender shall have received from legal counsel to the Loan Parties acceptable to the Lender, favorable written closing opinions covering, among other things, the enforceability of the Loan Documents including, without limitation, the Mortgages in each case, in form, scope and substance satisfactory to the Lender and its legal counsel.

(g)

Mortgages.  The Loan Parties shall execute and deliver to the Lender (i) either (A) multiple originals of the Mortgages, as described in Section 4.1, with all schedules and exhibits to each thereof completed to the Lender’s satisfaction or (B) assignments and/or amendments of existing mortgages, deeds of trust, security agreements, financing statements and assignments (with power of sale) in favor of the Lender in form and substance satisfactory to the Lender, and (ii) applicable UCC financing statements duly executed and delivered by each Loan Party as deemed necessary or appropriate by the Lender to perfect the security interest in the Collateral in favor of the Lender, together with multiple counterparts of letters-in-lieu.

(h)

Title Opinions.  The Lender shall have received satisfactory title opinions reviewed and approved by the Lender and such attorney(s) selected by the Borrower and acceptable to the Lender concerning the Mortgaged Properties, which title opinions shall recite to the Lender that title to such examined properties is generally acceptable pursuant to industry standards and prudent oil and gas title examination standards in the jurisdictions where the Mortgaged Property is located.

(i)

Reserve Reports/Pro Forma Financials.  The Lender shall have received and reviewed to its satisfaction, such comprehensive Reserve Reports and pro forma financial statements of the Loan Parties as the Lender may request, together with such additional information regarding litigation, taxes, account, insurance, pension liabilities, real estate leases, material contracts, debt agreements, property ownership, contingent liabilities and other information as the Lender may request.

(j)

Environmental Review.  The Lender shall have received and reviewed to its satisfaction environmental reports relating to the Mortgaged Property, as prepared by consulting firms satisfactory to the Lender.

(k)

Reconciliation Schedule; Title Indemnity Agreement.  The Lender shall have received a Reconciliation Schedule and a Title Indemnity Agreement, each in form and substance acceptable to the Lender, signed by the Responsible Officer of the Borrower.

(l)

Compliance Certificate.  The Lender shall have received a Compliance Certificate, signed by the Responsible Officer of the Borrower.

(m)

Stock Certificates.  All of the stock certificates issued by Bass Petroleum, Inc. and Raya Energy Corp. accompanied by stock powers related thereto executed by the Borrower in blank.

(n)

Subsidiary Guaranty Agreement.  Bass Petroleum, Inc. and Raya Energy Corp. shall have executed and delivered the Subsidiary Guaranty Agreement to the Lender.

(o)

Other Information.  The Lender shall have received such other information, documents and assurances as shall be requested by the Lender, including without limitation, applicable Form UCC-4 or equivalent search reports, judgment and tax lien searches concerning the Loan Parties and the Collateral, certificates of insurance relating to the Mortgaged Properties naming the Lender as loss payee and as mortgagee, such other information with respect to the Collateral as shall be requested by the Lender and such documentation satisfactory in form and substance to the Lender demonstrating that the Loans advanced hereunder as evidenced by the Note at all times paramount, senior and prior in right of payment.

5.2

Credit Extensions.  On the date of each Revolver Loan advance:

(a)

The Lender shall have received a notice of such Revolver Loan advance request as required by Section 2.1 hereof, as applicable.

(b)

The representations and warranties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Revolver Loan advance with the same effect as though made on and as of such date, except to the extent such representation and warranties expressly related to an earlier date.

(c)

The Borrower will be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Revolver Loan advance no Event of Default or Default shall have occurred and be continuing.

Each Revolver Loan advance shall be deemed to constitute a representation and warranty by the Borrower on the date of such Revolver Loan advance as to the matters specified in clauses (b) and (c) of this Section 5.2.

5.3

Conditions Precedent to All Revolving Credit Loans.  Lender shall not be obligated to make any Loans or be required to issue any Letter of Credit hereunder: (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; (ii) if any of the representations, warranties and covenants contained in this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date; or (iii) unless the Revolving Credit Borrowing Base will support the additional Loan or Letter of Credit being requested.  Each request by the Borrower for an additional Loan shall constitute a representation by the Borrower that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in this Agreement are true and correct in all material respects on and as of that date of each such request.

ARTICLE VI
AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Lender that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness, extinguishment of the Commitment and the performance of all other obligations of the Loan Parties under the Loan Documents, unless the Lender shall otherwise consent in writing:

6.1

Payment of Taxes and Claims.  Each Loan Party will pay and discharge or cause to be paid and discharged all Taxes imposed upon the income or profits of such Loan Party or upon the property, real, personal or mixed, or upon any part thereof, belonging to such Loan Party before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided, however, that no Loan Party shall be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and such Loan Party shall pay such Tax, charge or claim before any property subject thereto shall become subject to levy of attachment or execution.

6.2

Maintenance of Existence.  Each Loan Party will do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence, rights and franchises and good standing in the state of its organization and as a foreign corporation qualified in such other jurisdiction(s) in which the failure to maintain such qualification would have a Material Adverse Effect and will continue to conduct and operate its business substantially as being conducted and operated presently.

6.3

Preservation of Property.  Each Loan Party will at all times maintain, preserve and protect all of such Loan Party’s Mortgaged Properties which are used or useful in the conduct of the its businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

6.4

Insurance.  Each Loan Party will keep or cause to be kept adequately insured by financially sound and reputable insurers each Loan Party’s property of a character usually insured by businesses engaged in the same or similar businesses, including the Collateral.  Each Loan Party shall at all times maintain adequate insurance by financially sound and reputable insurers, including without limitation, insurance against damage to persons and property, including comprehensive general liability, worker’s compensation and automobile liability insurance in amounts reasonably acceptable to the Lender.

6.5

Compliance with Applicable Laws.  Each Loan Party will comply in all material respects with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of such Loan Party’s properties or to the conduct of its businesses where the failure to obtain such licenses, permits, franchises or authorizations could reasonably be expected to have a Material Adverse Effect.

6.6

Environmental Covenants.  Each Loan Party will immediately notify the Lender of, and provide the Lender with copies of, any notifications of discharges or releases or threatened releases or discharges of a Polluting Substance on, upon, into or from the Collateral which are given or required to be given by or on behalf of such Loan Party to any federal, state or local Tribunal if any of the foregoing may materially and adversely affect any Loan Party or any part of the Collateral, and such copies of notifications shall be delivered to the Lender at the same time as they are delivered to the Tribunal.  Each Loan Party further agrees promptly to undertake and diligently pursue to completion any appropriate and legally required or authorized remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of a Polluting Substance on, upon, into or from the Collateral.  At all times while owning and operating the Collateral, each Loan Party will maintain and retain complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, onto, into or from the Collateral, including, without limitation, records of the quantity and type of any Polluting Substances disposed of on or off the Collateral.

6.7

Environmental Indemnities.  Each Loan Party hereby agrees to indemnify, defend and hold harmless the Lender and each of its officers, directors, employees, agents, consultants, attorneys, contractors and each of its Affiliates, successors or assigns, or transferees from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys’ fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (a) the breach of any representation or warranty of any Loan Party contained in Section 9.6 set forth herein; (b) the failure of any Loan Party to perform any of its covenants contained in Section 6.6 or 6.7 hereunder; (c) the ownership, construction, occupancy, operation, use of the Collateral prior to the earlier of the date on which (i) the Indebtedness and obligations secured hereby have been paid and performed in full, or (ii) the Collateral has been sold by the Lender following its ownership of the Collateral by way of foreclosure of the Liens granted pursuant hereto, deed in lieu of such foreclosure or otherwise (the “Release Date”); provided, however, this indemnity shall not apply with respect to matters caused by or arising solely from the Lender or its agent’s, consultant’s, attorney’s or contractor’s activities during any period of time the Lender acquires ownership of the Collateral.

The provisions of this Section 6.7 shall be in addition to any other obligations and liabilities the Loan Party may have to the Lender at common law or otherwise hereunder and except as expressly provided for herein shall survive the Release Date and shall continue thereafter in full force and effect.

The Lender agrees that in the event that such claim, suit or enforcement action is asserted or threatened in writing or instituted against it or any of its officers, employers, agents or contractors or any such remedial, removal or response action is requested of it or any of its officers, employees, agents or contractors for which the Lender may desire indemnity or defense hereunder, the Lender shall give written notification thereof to each Loan Party.

Notwithstanding anything to the contrary stated herein, the indemnities created by this Section 6.7 shall only apply to losses, liabilities, damages, fines, penalties, costs and expenses actually incurred by the Lender as a result of claims, demands, actions, suits or proceedings brought by Persons who are not the beneficiaries of any such indemnity.  The Lender shall act as the exclusive agent for all indemnified Persons under this Section 6.7 who are affiliated with the Lender.  With respect to any claims or demands made by such indemnified Persons, the Lender shall notify Each Loan Party within ten (10) Business Days after the Lender’s receipt of a writing advising such Person of such claim or demand.  Such notice shall identify (i) when such claim or demand was first made, (ii) the identity of the Person making it, (iii) the indemnified Person, and (iv) the substance of such claim or demand.  Failure to so notify Each Loan Party within said ten (10) Business Days shall reduce the amount of the Loan Parties’ obligations and liabilities under this Section 6.7 by an amount equal to any damages or losses suffered by the Loan Parties resulting from any prejudice caused the Loan Parties by such delay in notification from the Lender.  Upon receipt of such notice, the Loan Parties shall have the exclusive right and obligation to contest, defend, negotiate or settle any such claim or demand through counsel of their own selection (but reasonably satisfactory to the Lender) and solely at each Loan Parties’ own cost, risk and expense; provided, that the Lender, at its own cost and expense shall have the right to participate in any such contest, defense, negotiations or settlement.  The settlement of any claim or demand hereunder by any Loan Party may be made only upon the prior approval of the Lender of the terms of the settlement, which approval shall not be unreasonably withheld.

6.8

Reporting Requirements.  The Loan Parties will furnish to the Lender each of the following:

6.8.1

Quarterly Financial Statements.  As soon as available and in any event within sixty (60) days after the end of each quarter of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2006, internally prepared interim consolidated and consolidating  unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, consolidated and consolidating statements of income and operations of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, both in sufficient detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and certified by the Responsible Officer of the Borrower acceptable to the Lender (subject to normal year end audit adjustments) as having been prepared in accordance with Consistent Accounting Principles in a form consistent with and comparable to the financial statements delivered to the Lender pursuant to Section 9.4.

6.8.2

Annual Financial Statements.  As soon as available and in any event by March 30 of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2006, audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries dated as of the end of the immediately preceding fiscal year, audited consolidated and consolidating statements of income and retained earnings of the Borrower and its Subsidiaries for such preceding fiscal year, and audited consolidated and consolidating statements of cash flow of the Borrower and its Subsidiaries for such preceding fiscal year, in each case reported on by independent public accountants satisfactory to the Lender, with explanatory footnotes in sufficient detail acceptable to the Lender, and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with Consistent Accounting Principles.

6.8.3

Management Letters.  Promptly upon and only in the event of receipt thereof, copies of any reports submitted to the any Loan Party by independent certified public accountants in connection with examination of the financial statements of the Borrower and its Subsidiaries made by such accountants.

6.8.4

Certificates.

(a)

Quarterly and Annual Certificates.  Concurrently with the furnishing of the financial statements pursuant to Section 6.8.1 and Section 6.8.2, a separate certificate signed by the chief financial officer or other Responsible Officer of the Borrower stating that: (1) such financial statements were prepared (subject to year-end adjustments, in the case of quarterly financial statements, and without footnotes, in the case of annual financial statements) in conformity with Consistent Accounting Principles in a form consistent with and comparable to the financial statements delivered pursuant to Section 9.4; and (2) no Material Adverse Effect, Default or Event of Default has occurred, and is continuing, or a statement describing the nature, period of existence and status of any such event(s) if existing.  Such certificates shall fully demonstrate the method of all calculations therein contained insofar as compliance with financial covenants hereof are concerned and shall not be qualified or limited because of restricted or limited examination of any material portion of the Loan Parties’ records by the party preparing such financial statements.

(b)

Compliance Certificate.  Concurrently with the furnishing of the certificates described in Section 6.8.4(a), a Compliance Certificate signed by a Responsible Officer of the Borrower.

6.8.5

Notice of Litigation.  Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any Loan Party, which, if determined adversely to such Loan Party, could result in a liability of greater than $100,000 or otherwise could have a Material Adverse Effect.

6.8.6

Notice of Defaults and Events of Default.  As soon as possible and in any event within five (5) days after any Loan Party’s knowledge of the occurrence of any Material Adverse Effect, each Default or

Event of Default, a written notice setting forth the details of any such Material Adverse Effect, such Default or Event of Default and the action which is proposed to be taken by the Loan Parties with respect thereto.

6.8.7

ERISA Reports.  As soon as possible, and in any event within thirty (30) days after any Loan Party knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to any Loan Party or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by any Loan Party or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to any Loan Party or any Commonly Controlled Entity, the Loan Parties will deliver to the Lender  a certificate of a Responsible Officer of the Borrower setting forth all relevant details and the action which the Loan Parties propose to take with respect thereto.

6.8.8

Reports to Other Creditors.  Promptly after the furnishing thereof, copies of any material statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Article VI.

6.8.9

Proxy Statements, Reports.  Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, reports, special reports and registration statements which any Loan Party files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor or with any national securities exchange.

6.8.10

Reserve Reports.  The Borrower shall deliver to the Lender the Reserve Reports required by Section 3.2.

6.8.11

Hedge Reports.  Concurrently with the furnishing of the certificates described in Section 6.8.4(a), commencing with the first fiscal quarter in which any Loan Party has executed a Risk Management Agreement, a report, in form and substance satisfactory to the Lender, setting forth as of the last Business Day of such prior fiscal quarter end, a summary of its hedging positions under all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Loan Party, including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rates(s), as applicable, and any new credit support agreements relating thereto not listed on Schedule 9.23.

6.8.12

Tax Filings.  Promptly after filing and in no event later than fifteen (15) days thereafter, full and complete copies of the Loan Parties’ federal and state tax returns.

6.8.13

General Information.  Such other information respecting the condition or operations, financial or otherwise, of the Loan Parties as the Lender may from time to time reasonably request.

6.8.14

Monthly Production Reports.  As soon as available on a monthly basis, and in any event no later than sixty (60) days after the end of each calendar month, the Loan Parties shall deliver to the Lender a written report (in form and substance reasonably acceptable to the Lender) summarizing the Loan Parties’ operating expenses, production volumes and prices actually received for production for such month.

6.9

Inspection.  Each Loan Party will keep complete and accurate books and records with respect to the Collateral and its other properties, business and operations and will permit employees and representatives of the Lender, upon reasonable notice, to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours.  All such records shall be at all times kept and maintained at the principal offices of the Borrower.  Upon any Default, the Loan Parties will surrender full and complete copies of all of such records relating to the Collateral to the Lender upon receipt of any request therefor from the Lender.

6.10

Maintenance of Employee Benefit Plans.  Each Loan Party will maintain each employee benefit plan as to which the it may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.

6.11

Notice of Claimed Default.  Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of any Loan Party has given notice or taken any action with respect to a claimed default or event of default thereunder, if the amount of the note or indebtedness exceeds $100,000, such Loan Party will give the Lender a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Loan Parties are taking and propose to take with respect thereto.

6.12

Change of Directors/Management.  Within five (5) days after any vacancy or change in senior management of the Borrower, including any Responsible Officer of the Borrower, the Loan Parties shall give written notice thereof to the Lender and a summary of the Loan Parties’ plans for replacement thereof.

6.13

Requested Information.  With reasonable promptness, the Loan Parties will give the Lender such other data and information relating to the Loan Parties as from time to time may be reasonably requested by the Lender.

6.14

Withholdings.  All payments by any Loan Party hereunder and under any of the other Loan Documents shall be made without set off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Loan Party is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon any Loan Party with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Loan Party will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Documents, such additional amount in U.S. Dollars as shall be necessary to enable such Person to receive the same net amount which such Person would have received on such due date had no such obligation been imposed upon such Loan Party.  Each Loan Party will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Loan Party hereunder or under such other Loan Documents.

6.15

Payment of Indebtedness/Performance of Obligations.  The Borrower will pay the obligations under the Note according to the reading, tenor and effect thereof and the Borrower hereby agrees to pay, when due and owing, all Indebtedness, whether or not evidenced by the Note.

6.16

Operation of Properties and Equipment.

(a)

Each Loan Party will maintain and operate its Mineral Interests (including the Mortgaged Property) in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities.

(b)

Each Loan Party will comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interests or the production and sale of Hydrocarbons and accompanying elements therefrom.

Each Loan Party will maintain, preserve and keep, at all times, all operating equipment used with respect to their Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if such Loan Party shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Loan Party.

6.17

Hydrocarbon Hedge.  The Borrower shall not, and shall not permit its Subsidiaries to, enter into (a) Prohibited Hedge Transactions, (b) Hedge Transactions for speculative purposes or (c) Hedge Transactions which, when considered together with existing Hedge Transactions, commit the Borrower and its Subsidiaries to deliver quantities of Hydrocarbons in excess of 75% of the aggregate volumes of Hydrocarbons projected to be produced from proved developed producing reserves included in the Mortgaged Property for the applicable time period(s) covered by such Hedge Transactions.

ARTICLE VII
NEGATIVE COVENANTS

Each Loan Party covenants and agrees with the Lender that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness, extinguishment of the Commitment and the performance of all other obligations of the Loan Parties under the Loan Documents, unless the Lender shall otherwise consent in writing:

7.1

Liens.  No Loan Party shall create, incur, assume, or suffer to exist any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

(a)

Liens in favor of the Lender under the Loan Documents;

(b)

Liens for Taxes if not yet due and payable or, if due and payable or, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(c)

Liens imposed by Law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(d)

Liens under workers’ compensation, unemployment insurance, Social Security, or similar legislation;

(e)

Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

(f)

Judgment and other similar Liens (either alone or in the aggregate exceeding $100,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(g)

Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by such Loan Party of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

(h)

Purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition),

or a Lien incurred in connection with any conditional sale or other title retention agreement; provided that (i) any property subject to any of the foregoing is acquired by any Loan Party in the ordinary course of its business; and (ii) each such Lien shall attach only to the property so acquired and fixed improvements thereon.

7.2

Debt.  No Loan Party shall create, incur, assume, or suffer to exist any Debt, except:

(a)

Indebtedness under the Loan Documents; and

(b)

Indebtedness created, incurred, assumed or suffered to exist in the ordinary course of business, as presently conducted, which are not past due and are paid within the specified time, unless contested in good faith and by appropriate proceedings, but in any event not in excess of $50,000 at any time in the aggregate.

7.3

Mergers, Consolidations.  No Loan Party shall wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

7.4

Leases.  No Loan Party shall create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property (other than and expressly excluding oil and gas reserves and leasehold producing mineral interests acquired in such Loan Party’s normal business operations), except (1) leases existing on the date of this Agreement and any extensions or renewals thereof, including such Loan Party’s existing or future lease of office space, and (2) leases (other than capital leases) which do not in the aggregate require such Loan Party to make payments (including taxes, insurance, maintenance, and similar expenses which such Loan Party are required to pay under the terms of any lease) in any fiscal year of such Loan Party in excess of $50,000.

7.5

Sale and Leaseback.  No Loan Party shall sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly rent or lease back (as lessee) the same or similar property or any part thereof which such Loan Party intends to use for substantially the same purpose or purposes as such property sold or transferred.

7.6

Dividends/Distributions.  No Loan Party shall declare or pay any dividends or other distributions to any direct or indirect beneficial owner (or Affiliate thereof) of any interest in such Loan Party other than the Borrower; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock or other ownership interest now or hereafter outstanding; or make any distribution of assets to their shareholders other than the Borrower as such whether in cash, assets, or in obligations of such Loan Party; or allocate or otherwise set apart any sum for the payment of any distribution on, or for the purchase, redemption, or retirement of any partnership units; or make any distribution by reduction of capital or otherwise in respect of any partnership units or interests.  No Loan Party shall consent to or approve the issuance of any additional shares of any class of capital stock or any additional ownership interest of any issuer of Collateral, or any securities convertible into, or exchangeable for, any such shares or ownership interest or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares or any additional ownership interest.  Borrower may request from the Lender permission to make one-time dividends or other distributions or to purchase, redeem, retire or otherwise acquire any of its capital stock or other ownership interests, and upon receipt of such request Lender, in its sole and absolute discretion, will evaluate the merits of such request.

7.7

Sale of Assets.  No Loan Party shall sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock, receivables, and leasehold interests), except: (1) inventory (not constituting Collateral) disposed of or leased in the ordinary course of business; and (2) the sale or other disposition of other assets no longer used or useful in the conduct of its business.

7.8

Investments.  No Loan Party shall make any loan or advance to any Person, or purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person except: (1) as otherwise permitted herein, (2) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of creation thereof; (3) commercial paper of a domestic issuer rated at least Al by Standard & Poors Ratings Group of P1 by Moody’s Investors Service, Inc. and maturing within 180 days of the date of creation thereof; (4) overnight euro deposits and certificates of deposit with maturities of one year or less from the date of creation thereof issued by the Lender or any other commercial bank organized under the laws of the United States or any state thereof, with a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time by Standard & Poors Corporation or Moody’s Investors Service, Inc., respectively, reasonably acceptable to the Lender; (5) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to such Loan Party; (6) accounts receivable arising in the ordinary course of business; and (7) routine or customary advances to operators or non-operator interest owners under operating agreements entered into by any Loan Party in the ordinary course of business.

7.9

Guaranties.  No Loan Party shall assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital net worth, or otherwise to assure the creditors of any Person against loss), for obligations of any Person other than the Borrower or such other Loan Party, except guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business.

7.10

Transactions with Affiliates.  No Loan Party shall enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Loan Party’s business and upon fair and reasonable terms no less favorable to such Loan Party than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

7.11

Change of Business.  No Loan Party shall engage in any business activity substantially different from or unrelated to its respective present business activities and operations.

7.12

Sale or Discount of Receivables.  No Loan Party shall sell (with or without recourse), discount (other than to the extent of finance and interest charges included therein) or otherwise sell any of its notes or accounts receivable, except notes or accounts receivable the collection of which is doubtful in accordance with Consistent Accounting Principles.

7.13

Other Agreements/Amendments.  No Loan Party shall enter into or permit to exist any agreement (i) which would cause an Event of Default or a Default hereunder; or (ii) which contains any provision which would be violated or breached by the performance of such Loan Party’s obligations hereunder or under any of the other Loan Documents.

7.14

Prepayment of Indebtedness.  No Loan Party shall make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(a)

payment of Indebtedness; and

(b)

payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

7.15

Use of Loan Proceeds.  The Borrower shall not use any proceeds of any Loan advance request or Letter of Credit issuance request under the Commitment for any purpose other than those expressly permitted and contemplated by this Agreement, and in no event shall any loan proceeds be used for any purpose that would create or cause a breach, violation or default or event of default hereunder or under any of the other Loan Documents (including the Security Instruments) or violation of Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

7.16

Subsidiaries.  No Loan Party shall create any domestic Subsidiary unless, contemporaneously therewith, such domestic Subsidiary executes and delivers to the Lender a joinder to the Subsidiary Guaranty Agreement.

7.17

Fiscal Year; Corporate Changes.  The Borrower will not change its fiscal year end from the present fiscal year end of December 31.  No Loan Party shall change its name, principal place of business or jurisdiction of organization in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless it shall have given the Lender thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by the Lender to protect the Lender’s security interest in the Collateral with the perfection and priority thereof required by the Loan Documents.

ARTICLE VIII
FINANCIAL COVENANTS

8.1

Current Ratio.  The Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities calculated at the end of any fiscal quarter to be less than 1.10 to 1.00.

8.2

Leverage Ratio.  The Borrower will not permit the Leverage Ratio to be more than 3.50 to 1.00.  As used herein, “Leverage Ratio” means, on any date, the ratio of: (a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with Consistent Accounting Principles, to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).

8.3

Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio to be less than 3.50 to 1.00.  As used herein, “Interest Coverage Ratio” means, on any date, the ratio of: (a) EBITDA to (b) total Interest Expense of the Borrower and its Subsidiaries, in each case calculated on a consolidated basis for the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date) in accordance with Consistent Accounting Principles.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make the Loans to the Borrower under the provisions hereof, and in consideration thereof, each Loan Party represents, warrants and covenants as follows:

9.1

Good Standing, and Due Qualification.  Borrower is a corporation duly formed, validly existing, and in good standing under the laws of the State of Colorado.  Each of Bass Petroleum, Inc. and Raya Energy Corp. is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas.  Each Loan Party (a) has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and (b) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.  The Responsible Officer of the Borrower, has all necessary corporate power and authority to execute and deliver this Agreement, the Note, the Security Instruments and the other Loan Documents to the Lender.

9.2

Litigation.  Except as set forth on Schedule 9.2 attached hereto, there is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting any Loan Party or any properties or rights of such Loan Party, which, if adversely determined, would result in any material adverse change in the business or condition, financial or otherwise, of such Loan Party, or otherwise materially adversely affect the ability of any Loan Party to perform its obligations under this Agreement.  No Loan Party is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

9.3

Conflicting Agreements and Other Matters.  No Loan Party is in default in the performance of any material obligation, covenant, or condition in any material agreement to which it is a party or by which it is bound.  No Loan Party is a party to any contract or agreement or subject to any charter or other partnership restriction which materially and adversely affects its business, property or assets, or financial condition.  No Loan Party is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of such Loan Party to execute the Loan Documents to which such Loan Party is a party or the performance of any of their respective terms.  Neither the execution nor delivery of any of the Loan Documents to which such Loan Party is a party, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a material breach of the terms, conditions or provisions of, or constitute a default under, or result in any material violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of any Loan Party pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to any award of any arbitrator, or any agreement, instrument or Law to which any Loan Party is subject.

9.4

Financial Statements/Condition.  The financial statements of the Loan Parties as of June 30, 2006 are full and complete copies of which have been furnished to the Lender, are complete and correct and fairly present the financial condition of the Loan Parties in all material respects at such dates and the results of the operations of the Loan Parties for the periods covered by such statements, all in accordance with Consistent Accounting Principles, and since June 30, 2006, there has been no Material Adverse Effect or material adverse change in the condition (financial or otherwise), business, or operations of the Loan Parties.  There are no liabilities of the Loan Parties, fixed or contingent, which are material but not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 2006.  No information, exhibit, or report furnished by any Loan Party to the Lender in connection with the negotiation of this Agreement contains any material misstatement of fact.

9.5

Title to Properties, Authority.  Each Loan Party has full power, authority and legal right to own and operate the properties which it now owns and operates, and to carry on the lines of business in which it is now engaged, and has good and defensible title to all of its assets, including all Collateral, subject to no Lien of any kind except Liens permitted by this Agreement.  Each Loan Party has full power, authority and legal right to execute and deliver and to perform and observe the provisions of the Loan Documents to which it is a party and such Loan Documents constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

9.6

Environment.  Each Loan Party has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder.  Each Loan Party has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (i) air emissions; (ii) discharges to surface or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health, or safety matters.  Except as previously disclosed to the Lender in writing, no Loan Party has received notice of, nor to its best knowledge knows of or suspects, facts which might constitute any violations of any federal, state or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its business, operations, assets, equipment, property, leaseholds, or other facilities.  There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or to the best of such Loan Party’s knowledge any person or entity with respect to (i) air emissions; (ii) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (vii) other environmental health, or safety matters affecting such Loan Party or its business, operations, assets, equipment, property, leaseholds, or other facilities.  No Loan Party has any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

9.7

Purposes.  No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

9.8

Compliance with Applicable Laws.  Each Loan Party is in compliance in all material respects with all Laws and other legal requirements applicable to it and the business conducted thereby.

9.9

Possession of Franchises, Licenses.  Each Loan Party has in its possession all franchises, certificates, licenses, permits and other authorizations from Governmental Authorities that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and such Loan Party is not in violation in any material respect thereof.

9.10

Leases, Easements and Rights-of-Way.  Each Loan Party enjoys peaceful and undisturbed possession of all leases, easements and rights-of-way necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets.  All such leases, easements and rights-of-way are valid and subsisting and are in full force and effect.

9.11

Taxes.  All Tax liabilities of each Loan Party are adequately provided for on the books of such Loan Party, including any interest or penalties.  No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid.

9.12

ERISA.  Since the effective date of Title IV of ERISA, no Reportable Event has occurred with respect to any Plan.  For the purposes of this section the term Reportable Event shall mean an event described in Section 4043(b) of ERISA.  For the purposes hereof the term “Plan” shall mean any plan subject to Title IV of ERISA and maintained for employees of any Loan Party, or of any member of a controlled group of corporations, as the term controlled group of corporations is defined in Section 1563 of the Internal Revenue Code of 1986, as amended (the “Code”), of which it is a part.  Each Plan established or maintained by each Loan Party is in material compliance with the applicable provisions of ERISA, and it has filed all reports required by ERISA and the Code to be filed with respect to each Plan.  Each Loan Party has met all requirements with respect to funding Plans imposed by ERISA or the Code.  Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the assets of such Loan Party.  The value of each Plan’s benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan’s assets allocable to such benefits on the date hereof.

9.13

Tax Related Liens.  No federal or state Tax Liens or notices pertaining to assessments of federal or state Taxes or other Liens have been filed against any Loan Party or any assets thereof including, without limitation, any assessment notices or Liens filed pursuant to 26 U.S.C. § 6323 arising out of or in connection with ERISA nor has the Pension Benefit Guaranty Corporation filed or asserted any Lien or claims against any Loan Party by virtue of Section 4068 of ERISA or otherwise.

9.14

Corporate Authorization.  The Board of Directors or similar governing body of each Loan Party have duly authorized the execution and delivery of each of the Loan Documents to which such Loan Party is a party and the performance of their respective terms.  No other authorizations, approvals, consents or actions of any other Person, except for the Lender, is required as a prerequisite to the validity and enforceability of the Loan Documents.

9.15

Investment Company Act Representation.  No Loan Party is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

9.16

Production Sales Contracts.  All material contracts, agreements and leases related to any of the Mineral Interests and all material production sales contracts, agreements, instruments and leases to which any Loan Party is a party, are valid and effective in accordance with their respective terms, and all material agreements affecting the Mineral Interests in the nature of production purchase agreements, and gas sale agreements are in full force and effect and are valid and legally binding obligations of the parties thereto and all payments due thereunder have been made, except for those suspended for reasonable cause in the ordinary course of business; and, there is not under any such contract, agreement or lease any existing default by any party thereto or any event which, with notice or lapse of time, or both, would constitute such default thereunder or, as to any other contracts, would constitute such default, other than minor defaults which, in the aggregate, would result in losses or damages of more than $100,000 to any Loan Party.

9.17

Take or Pay Obligations, Prepayments, BTU Adjustments and Balancing Problem.  There is no take or pay obligation under any gas purchase agreement comprising a portion of the Collateral which is not matched by a commensurate and corresponding pay or take obligation binding upon the purchaser under a corresponding gas sales agreement such that with respect to the ownership and operation of the businesses of any Loan Party or the Collateral, any such obligation in favor of any seller under any gas purchase agreement to which such Loan Party is a buyer is matched by a corresponding obligation on the part of purchasers under corresponding gas sales agreements pursuant to which such Loan Party is the seller.  No Loan Party nor the Collateral is subject to requirements to make BTU adjustments or effect gas balancing in favor of third parties which would result in any Loan Party being required to (i) deliver gas at a price below that established in applicable gas sales agreements, or (ii) balance in kind by allowing other owners in the Collateral to make up the past imbalances in gas sales, or (iii) balance in cash by paying other owners of the collateral for the past gas imbalances except for the matters which have been disclosed in writing to the Lender prior to the Closing Date.

9.18

Gas Purchase Obligations in Excess of Gas Sales Rights.  The ownership and operation of the business operations of the Loan Parties or the Collateral have not resulted and will not result in the existence of minimum purchase obligations under any gas purchase agreement (relating to the volume of gas to be taken thereunder or the price to be paid with respect thereto for the duration of any such gas purchase agreement) which are not matched by corresponding and commensurate rights to sell all such gas under applicable gas sales agreements at prices in excess of the amount to be paid therefor under gas purchase agreements (without regard to costs associated with transporting any such gas and risks of volume shrinkage occurring in the transportation process).

9.19

Public Utility Holding Company Act, Federal Power Act, Interstate Commerce Act; Other Regulation.  No Loan Party is subject to regulation under the Public Utilities Holding Company Act of 1935, as amended, the Federal Power Act, as amended, the Interstate Commerce Act, as amended, any state public utilities code, as amended from time to time, or any other federal or state statute or regulation, as amended from time to time, which limits the ability of such Loan Party to perform its respective obligations under the Loan Documents to which it is a party.

9.20

No Material Misstatements.  No written information, statement, exhibit, certificate, document or report furnished to the Lender by any Loan Party in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made.  There is no fact known any Loan Party which has a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Lender by or on behalf of such Loan Party prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

9.21

Location of Business and Offices.  Each Loan Party’s principal place of business and chief executive office is located at the address stated in Section 11.1.

9.22

Solvency.  No Loan Party (i) is insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement, (ii) is engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property or assets remaining with it is unreasonably small capital, and (iii) intends to incur, or believes it will incur, debts that will be beyond its ability to pay as such debts mature.

9.23

Risk Management Agreement.  Schedule 9.23 sets forth, as of the Closing Date, a true and complete list of all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of any Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter-party to each such agreement.

9.24

Subsidiaries.  No Loan Party has any Subsidiaries other than as set forth on Schedule 9.24 hereto.  Schedule 9.24 hereto accurately reflects the ownership percentage of the Borrower in the Collateral consisting of its ownership interest in its Subsidiaries and the Borrower’s ownership percentage is not subject to dilution.

ARTICLE X
EVENTS OF DEFAULT

10.1

Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

(a)

the Borrower shall fail to make any payment under the Note or any reimbursement obligation in respect of any Letter of Credit or any other cost, expense or fee arising under or in connection with the Loan Documents when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b)

Any representation, warranty or certification of any Loan Party made herein, in the Security Instruments or in any other writing furnished in connection with or pursuant to any of the Loan Documents shall have been incorrect, false or misleading in any material respect on the date when made; or

(c)

(i) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.4, Section 6.9, Article IX or this Article X, or (ii) any Loan Party shall fail to observe or perform any other covenant, condition or agreement contained in Agreement and such failure shall continue unremedied for a period of 15 days after the earlier of such breach or notice thereof from the Lender; or

(d)

Any Loan Party shall default in the payment of principal or of interest on any other material obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or aggregating $50,000 or more on any obligation under notes payable or drafts accepted representing extensions of credit) beyond any applicable grace or curative period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation in an amount aggregating $50,000 or more to become due prior to its date of maturity; or

(e)

Any of the following: (i) any Loan Party shall be unable to pay its debts as they mature, or shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating any Loan Party insolvent or an order for relief under the United States Bankruptcy Code is entered with respect to any Loan Party; or (iii) any Loan Party shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of such Loan Party or of any substantial part of the assets of such Loan Party or shall commence any proceedings relating to any Loan Party under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, against any Loan Party and it by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (v) any Loan Party shall fail to make timely payment or deposit of any amount of tax required to be withheld by such Loan Party and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of such Loan Party; or

(f)

Any final judgment on the merits for the payment of money in an amount in excess of $100,000 shall be outstanding against any Loan Party and such judgment shall remain undischarged, unstayed and in effect and unpaid for more than thirty (30) days; or

(g)

Any Reportable Event described in Sections 6.8.7 or 9.12 which the Lender determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to any Loan Party or the Lender, or any such Plan shall be terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan or such Reportable Event or condition could subject any Loan Party to any tax, penalty or other liability which in the aggregate may exceed $100,000; or

(h)

The Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement; or

(i)

Any default or event of default under any of the other Loan Documents following the lapse of any applicable curative or grace period provided therein; or

(j)

Any Change in Control occurs.

10.2

Remedies.  Upon the occurrence of any Event of Default referred to in Section 10.1(e), the Commitment shall, at the option of the Lender, immediately terminate and the Note and all other Indebtedness owing under the Loan Documents shall be immediately due and payable, without notice of any kind.  Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Lender under this Agreement or the Loan Documents or under applicable Law or under any other instrument or document delivered in connection herewith, the Lender may, (i) declare the Commitment terminated or (ii) declare the Commitment terminated and declare the Note and the other Indebtedness owing under the Loan Documents, or any part thereof, to be forthwith due and payable, whereupon the Note and the other Indebtedness, or such portion as is designated by the Lender shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by each Loan Party.  No delay or omission on the part of the Lender in exercising any power or right hereunder or under the Note, the Loan Documents or under applicable Law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Lender of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by such Person.  In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Lender shall have the right to set off the amount of all the Indebtedness of the Borrower (or any of its Subsidiaries or Affiliates) owing to such Person (or any Affiliate of such Person) against, and shall have a Lien upon, all property of the Borrower in such Person’s possession at or subsequent to such default, regardless of the capacity in which such property is held, including but not limited to any balance or share of any deposit, demand, collection or agency account.  At any time after the occurrence of any Event of Default, the Lender may, at its option, cause an audit of any and/or all of the books, records and documents of the Loan Parties to be made by auditors satisfactory to the Lender at the expense of the Loan Parties.  The Lender also shall have, and may exercise, each and every right and remedy granted to it for default under Law and the terms of the other Loan Documents.

10.3

Actions in Respect of the Letters of Credit Upon Default.  If any Event of Default shall have occurred and be continuing, the Lender may make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Lender in same day funds at the Lender’s office designated in such demand, for deposit in a special letter of credit collection account with the Lender (the “L/C Cash Collateral Account”), an amount equal to the aggregate available unfunded amount of all Letters of Credit then outstanding.  If at any time the Lender determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Lender or that the total amount of such funds is less than the aggregate available unfunded amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Lender, pay to the Lender, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate available unfunded amount thereof over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Lender determines to be free and clear of any such right and claim.

10.4

Application of Proceeds.  After the exercise of remedies provided for in Section 10.2 (or after the Indebtedness automatically becomes immediately due and payable as set forth in Section 10.2), any amounts received on account of such Indebtedness shall be applied in the following order:

First:  to payment of that portion of the Indebtedness constituting fees, indemnities, expenses or other amounts (other than principal and interest) payable to the Lender and its Affiliates (including fees, charges and disbursements of counsel) ratably among them in proportion to the amounts described in this clause First payable to them;

Second:  to payment of accrued and unpaid interest on the Indebtedness, ratably among the Lender and the Lender’s Affiliates in proportion to the respective amounts described in this clause Second payable to them;

Third:  to payment of unpaid principal of the Indebtedness, ratably among the Lender and the Lender’s Affiliates in proportion to the respective amounts described in this clause Third held by them;

Fourth:  to serve as cash collateral to be held by the Lender to secure Letter of Credit Exposure; and

Last: the balance, if any, after all of the Indebtedness has been indefeasibly paid in full, to the Borrower or as otherwise required by applicable Laws.

ARTICLE XI
MISCELLANEOUS

11.1

Notices.  Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise), mailed by certified mail, postage prepaid, or transmitted via telex or facsimile to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

If to any Loan Party, to: FieldPoint Petroleum Corporation 1703 Edelweiss Drive Cedar Park, Texas 76613 Attention: Ray Reaves Telephone: Facsimile:	If to the Lender, to: Citibank, N.A. 8401 North Central Expressway Suite 500, Lockbox 36 Dallas, Texas 75225 Attention: Douglas Gale Telephone: (972) 419-3320 Facsimile: (972) 419-3334

All notices, requests, consents and demands hereunder will be effective when hand-delivered or transmitted by telecopier or sent, answer-back received, respectively, by the Lender to the notice address of the Loan Parties, or two (2) Business Days after the date when mailed by certified mail, postage prepaid, in each case given or addressed as aforesaid by either party hereto.

11.2

Place of Payment.  All sums payable hereunder shall be paid in immediately available funds, at the Lender’s principal banking offices at One Lincoln Park, 8401 North Central Expressway, Suite 500, Lockbox 36, Dallas, Texas 75225, Attention:  Douglas Gale, or at such other place as the Lender shall notify the Borrower in writing.  If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

11.3

Survival of Agreements.  All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents.

11.4

Parties in Interest.  All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties hereto, except that no Loan Party may assign any of its rights or obligations hereunder or under any Loan Document without the prior written consent of the Lender.

11.5

Governing Law.  This Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles; provided, however, that to the extent the mandatory provisions of the laws of another jurisdiction relating to (i) the perfection or the effect of perfection or non–perfection of the security interests in any of the property, (ii) the Lien, encumbrance or other interest in the property granted or conveyed by any Mortgage, or (iii) the availability of and procedures relating to any remedy hereunder or related to this Mortgage are required to be governed by such other jurisdiction’s Laws, such other Laws shall be deemed to govern and control.

11.6

SUBMISSION TO JURISDICTION.  EACH LOAN PARTY AND THE LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN DALLAS COUNTY, TEXAS AND IRREVOCABLY WAIVE ANY OBJECTION WHICH ANY LOAN PARTY OR LENDER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVE PERSONAL SERVICE OR ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO IT AT THE ADDRESS SET FORTH IN SECTION 11.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

11.7

Interest.  It is the intention of the parties thereto that the Lender shall conform strictly to usury Laws applicable to them.  Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under Laws applicable to it (including the laws of the United States of America or any other jurisdiction whose Laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Note, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under Law applicable to Lender that is contracted for, taken, reserved, charged or received by Lender under any of the Loan Documents or agreements or otherwise in connection with the Note shall under no circumstances exceed the Maximum Rate, and any excess shall be canceled automatically and if theretofore paid shall be credited by Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under Law applicable to the Lender may never include interest greater than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower).  All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by Law, shall be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the Maximum Rate.  If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the highest lawful rate applicable to the Lender pursuant to this Section 11.7; and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Lender would be less than the amount of interest payable to the Lender computed at the highest lawful rate applicable to the Lender , then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 11.7.

11.8

No Waiver, Cumulative Remedies.  No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Lender.  The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by Law.  No notice to or demand on the Loan Parties in any case shall entitle the Loan Parties to any other or further notice or demand in similar or other circumstances.

11.9

Costs.  Each Loan Party agrees to pay to the Lender on demand all recording fees and filing costs, all reasonable attorneys fees and legal expenses, and all reasonable engineering fees and expenses incurred or accrued by the Lender in connection with the due diligence, the title opinions, and preparation, negotiation, closing, administration, perfection, enforcement, refinancing, renegotiation, restructuring, amendment, waiver or other modifications of this Agreement and the Loan Documents and the filing and recording of the Security Instruments or any amendment, waiver, consent or modification to and of the Loan Documents.  In any action to enforce or construe the provisions of this Agreement or any of the Loan Documents, the Lender shall be entitled to recover its reasonable attorneys’ fees, disbursements of counsel and all costs and expenses related thereto.

11.10

INDEMNITIES, ETC.

(a)

TO INDEMNIFY THE LENDER AND EACH OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAYBE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS; (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS; (III) THE OPERATIONS OF THE BUSINESS OF ANY LOAN PARTY; (IV) THE FAILURE OF ANY LOAN PARTY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT; (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF ANY LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS; (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT; (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S); (VIII) ANY ASSERTION THAT THE LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE

SECURITY INSTRUMENTS; OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER REASONABLE EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY.

(b)

No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 11.10.

(c)

In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Loan Parties shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Loan Parties provide a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Loan Parties and such Indemnified Party.

(d)

THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES EXCLUDING HOWEVER ONLY GROSS NEGLIGENCE AND WILLFUL MISCONDUCT.

11.11

Right of Setoff.  Each Loan Party hereby grants to the Lender a Lien, security interest and right of setoff as security for all liabilities and obligations of the Loan Parties, whether now existing or hereafter arising, upon and against all deposits, credit, collateral and property of such Loan Parties, now or hereafter in the possession, custody, safekeeping or control of such Person.  Upon (a) the occurrence and during the continuance of any Event of Default; and (b) the decision by the Lender to declare the Note due and payable pursuant to the provisions of Article X, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final, other than trust funds) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the Indebtedness of the Loan Parties now or hereafter existing under this Agreement and the Note, irrespective of whether demand under this Agreement or the Note shall have been made and although such Indebtedness may be unmatured.  The Lender shall promptly notify the Borrower after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) that such Persons may have at Law, in equity or otherwise.  ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ANY RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE ADVANCES PRIOR TO EXERCISING ANY RIGHT OF SET OFF WITH RESPECT TO ANY DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY LOAN PARTY ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.12

Headings.  The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning or interpretation of any provision hereof.

11.13

Severability.  The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

11.14

Exceptions to Covenants.  No Loan Party shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

11.15

Conflict with Security Instruments.  To the extent the terms and provisions of any of the Security Instruments are in conflict with the terms and provisions hereof, this Agreement shall be deemed controlling.

11.16

Survival.  The obligations of the parties under Sections 2.14, 2.15, 11.9 and 11.10 hereof shall survive repayment of the Loans and the termination of the Commitment.  To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor-in-possession, receiver or other Person under any bankruptcy Law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect.  In such event, each Security Instrument shall be automatically reinstated and the Loan Parties shall take such action as may be reasonably requested by the Lender to effect such reinstatement.

11.17

NO ORAL AGREEMENTS.  THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11.18

WAIVER OF JURY.  EACH LOAN PARTY AND THE LENDER FULLY, VOLUNTARILY, KNOWINGLY, INTENTIONALLY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE NOTE, THIS AGREEMENT, THE SECURITY INSTRUMENTS OR OTHER LOAN DOCUMENTS OR UNDER ANY AMENDMENT, SUPPLEMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) BASED HEREON ARISES OUT OF, UNDER, OR IN CONNECTION HEREWITH OR THE NOTE, THE SECURITY INSTRUMENTS OR OTHER LOAN DOCUMENTS, INCLUDING ANY COUNTERCLAIM IN ANY LEGAL OR JUDICIAL PROCEEDING OR ACTION OR ARISING FROM ANY TRANSACTIONS OR BANKING OR LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LOAN PARTY OR THE LENDER.  EACH LOAN PARTY AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.  EACH LOAN PARTY CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY

PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.

11.19

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

11.20

Amendments.  No amendment or waiver of any provision of this Agreement, the Note, or any other Loan Document to which any Loan Party is a party, nor any consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by Lender and such Loan Party, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.21

No Liability for Letters of Credit.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither the Lender nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; and (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; except that the Borrower shall have a claim against the Lender, and the Lender shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Lender’s willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit are genuine and/or comply with the terms of the Letter of Credit; or (ii) the Lender’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.  In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

11.22

Successors and Assigns.  This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns.  However, no assignment or other transfer of Borrower’s rights of obligations hereunder shall be made or be effective without the Lender’s prior written consent, nor shall it relieve Borrower of any obligations hereunder.  Lender may assign this Agreement and the other Loan Documents with the consent of Borrower (except such consent shall not be required if an Event of Default or Default shall have occurred and is then continuing), which consent will not be unreasonably withheld or delayed, and such assignment shall not relieve any Loan Party from its obligations under the Loan Documents.  In addition, Lender may, without consent of or notice to any Loan Party, sell participations to any Person in all or a portion of Lender’s rights and/or obligations under this Agreement; provided that Lender’s obligations under this Agreement shall remain unchanged, and Lender shall remain solely responsible to Borrower for the performance of such obligations.

11.23

USA Patriot Act Notice.  The Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party and its owners, which includes the names and addresses of such Loan Party and its owners and other information that will allow the Lender  to identify such Loan Party and its owners in accordance with the Patriot Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed and delivered to the Lender in Dallas, Texas, effective as of the day and year first above written by the undersigned duly authorized corporate officer of the Borrower.

FIELDPOINT PETROLEUM CORPORATION,

a Colorado corporation

By: /s/ Ray D. Reaves, Jr.

Name:

Ray D. Reaves, Jr.

Title:

President

CITIBANK, N.A. (formerly known as Citibank Texas, N.A.)

By: /s/ Douglas A. Gale

Name:

Douglas A. Gale

Title:

Assistant Vice President

Acknowledged and Accepted

this 18th day of October, 2006 by

the following Loan Parties:

BASS PETROLEUM, INC.,

a Texas corporation

By: /s/ Ray D. Reaves, Jr.

Name:

Ray D. Reaves, Jr.

Title:

President

RAYA ENERGY CORP.,

a Texas corporation

By: /s/ Ray D. Reaves, Jr.

Name:

Ray D. Reaves, Jr.

Title:

President

EXHIBIT A

PROMISSORY NOTE

$50,000,000.00

October 18, 2006

FOR VALUE RECEIVED, the undersigned, FIELDPOINT PETROLEUM CORPORATION, a Colorado corporation (the “Borrower”), promises to pay to the order of CITIBANK, N.A., a national banking association, formerly known as Citibank Texas, N.A. (the “Lender”), at its main banking offices in Dallas, Tennessee, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or, if less, the aggregate sum, of outstanding and unpaid Revolver Loan advances made by the Lender to the Borrower under Section 2.1 of the Loan and Security Agreement dated as of October 18, 2006, by and between the

Borrower and the Lender (as the same may be amended or otherwise modified from time to time, the “Loan Agreement”), and payable as follows:

(a)

Principal.  Principal shall be payable at final maturity on the Maturity Date.

(b)

Interest.  Interest shall be payable on the last day of every calendar month, commencing October 31, 2006, and at final maturity on the Maturity Date.  Interest initially shall accrue on the unpaid principal balance outstanding hereunder and on any past due interest hereunder at a variable annual rate at all times equal from day to day to the variable annual (i) Applicable Prime Rate plus the Applicable Margin or (ii) Libor Rate plus the Applicable Margin.

If any payment shall be due on a day that is not a Business Day, such payment shall be due and payable on the next succeeding Business Day and interest shall accrue to such day.

This Note is the Note described and defined in Section 2.2 of the Loan Agreement evidencing the Commitment of the Lender described in the Loan Agreement.  Reference is made to the terms and provisions of the Loan Agreement concerning the Revolving Credit Borrowing Base limitations, redetermination and adjustments, the LC Commitment, deficiency provisions concerning the Revolving Credit Borrowing Base, the Initial Commitment Amount, adjustments in the LC issuance fees, Collateral provisions, mandatory prepayment provisions and limitations and conditions, and other terms, conditions, limitations, agreements and matters.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of the Loans prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.  Capitalized terms that are used in this Note but are not defined herein shall have the meanings ascribed to them in the Loan Agreement

The Borrower acknowledges that the Lender may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, the Applicable Prime Rate or Libor Rate.  The rate of interest payable upon the indebtedness evidenced by this Note shall not, however, at any time exceed the maximum rate of interest permitted under the laws of the State of Texas for loans of the type and character evidenced by this Note.

All payments under this Note shall be made in legal tender of the United States of America or in other immediately available finds at the Lender’s main banking offices described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the holder hereof shall have received credit therefor from the holder’s collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.

From time to time the maturity date of this Note may be extended or this Note may be renewed, in whole or in part, or a new promissory note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests or liens given for the benefit of the holder in connection herewith; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, endorser or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event.  The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

If any payment required by this Note to be made is not made when due, or if any default occurs under any loan agreement or under the provisions of any mortgage, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option but subject to the terms of the Loan Agreement, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable.  Interest from the date of default on such principal balance and on any past due interest hereunder shall accrue at the Default Rate (defined in the Loan Agreement).  The Borrower and any endorsers, guarantors and sureties hereby jointly and severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal, extension, acceleration, postponement of the time of payment, substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without prejudice to the holder and without notice to the Borrower or any endorser, guarantor or surety.  The Borrower and any guarantor, endorser, surety or any other person who is or may become liable hereon will, on demand, pay all costs of collection, including reasonable attorney fees of the holder hereof in attempting to enforce payment of this Note and reasonable attorney fees for defending the validity of any document securing this Note as a valid first and prior lien.

Upon the occurrence of any default hereunder, under the Loan Agreement or any of the Security Instruments therein defined, the Lender, subject to the terms of the Loan Agreement, shall have the right, immediately and without further action by it, to set off against this Note all money owed by the Lender in any capacity to the Borrower or any guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of the Borrower to the Lender all money owed by the Lender in any capacity to the Borrower; and the Lender shall be deemed to have exercised such right of set off and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of the Lender subsequently thereto.

This Note is given for an actual loan of money for business purposes and not for personal, agricultural or residential purposes, and is delivered to the Lender in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

This Note is payable to the order of the Lender and is delivered to the order of the Lender by the undersigned duly authorized corporate officer of the Borrower in Dallas, Texas.

FIELDPOINT PETROLEUM CORPORATION,

a Colorado corporation

By: _______________________________________

Ray Reaves

President

EXHIBIT B

COMPLIANCE CERTIFICATE FORM

__________, 200__

Citibank, N.A.

One Lincoln Park

8401 North Central Expressway

Suite 500, Lockbox 36

Dallas, Texas  75225

Attention:  Douglas Gale

Re:

Loan and Security Agreement dated as of October 18, 2006, between FieldPoint Petroleum Corporation, as the Borrower, and Citibank, N.A., as the Lender (as amended, restated or supplemented from time to time, the “Loan Agreement”)

Ladies and Gentlemen:

Pursuant to applicable requirements of the Loan Agreement, the undersigned, as the duly authorized [________________] of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be, to-wit:

1.

To the best knowledge of the undersigned, no Default or Event of Default exists on the date of this certificate.

2.

The compliance of the Borrower with the financial covenants of the Loan Agreement, is evidenced by the following:

(a)

Section 8.1:  Current Ratio:

(b)

Section 8.2:  Leverage Ratio:

(c)

Section 8.3:  Interest Coverage Ratio:

3.

The Hedge Reports required by Section 6.8.11 of the Loan Agreement are delivered along with this Certificate.

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Loan Agreement.

FIELDPOINT PETROLEUM CORPORATION

By:  ________________________________

Name:

Title:

SCHEDULES

Schedule 2.1

-

Revolver Loan Authorization Form

Schedule 9.2

-

Litigation

Schedule 9.23

-

Risk Management Agreements

Schedule 9.24

-

Subsidiaries

SCHEDULE 2.1

REVOLVER LOAN AUTHORIZATION FORM

TO:

Citibank, N.A. (the “Lender”)

This Revolver Loan Authorization Form (this “Form”) is signed and delivered in accordance with and pursuant to the terms of that certain Loan and Security Agreement dated as of October 18, 2006 (as the same may be amended or otherwise modified from time to time, the Loan Agreement), between FieldPoint Petroleum Corporation and the Lender.  Capitalized terms used herein, but not otherwise defined, have the meanings assigned to them in the Loan Agreement.

The undersigned certifies that he/she is authorized to submit this Form and hereby requests that an advance under the Line of Credit be made by the Lender in accordance with the Loan Agreement as follows:

1.

Amount of Requested Advance(s):

$

2.

Requested Disbursement Date:

3.

Interest on the Requested Advance shall accrue at (circle one):

Applicable Prime Rate plus Applicable Margin of _____

Libor Rate plus Applicable Margin of _____

3.

Advance(s) on the Note are requested to be made as follows:

a.

Credited to the account of the Borrower (Account No. _______________)

b.

Transferred by wire transfer for credit as follows:

Wire to:

Account No:

Routing #:

In order to induce the Lender to make such disbursement, the undersigned hereby represents, warrants and certifies to the Lender that, as of the date hereof, (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in the Loan Documents are true and correct (other than representations and warranties which, by their terms, relate solely to an earlier date), and (iii) all other conditions precedent to the disbursement requested hereby, as set forth in the Loan Agreement, have been and are satisfied.

Date:_________________

______________________________________

(Signature)

_______________________________________

(Print or Type Name)

SCHEDULE 9.2

Litigation

None.

SCHEDULE 9.23

Risk Management Agreements

None.

SCHEDULE 9.24

Subsidiaries

Subsidiary	Jurisdiction of Incorporation	Borrower's Percentage of Ownership
Bass Petroleum, Inc.	Texas	100.00%
Raya Energy Corp.	Texas	100.00%